                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

              DATE OF REPORT (Date of earliest event reported)
                       JUNE 4, 1997 (February 1, 1997)





                           FELCOR SUITE HOTELS, INC.
              (Exact name of registrant specified in its charter)




         MARYLAND                        0-24250               72-2541756
  (State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)                File Number)         Identification No.)



545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS           75062
        (Address of principal executive offices)                 (Zip Code)



                                 (972) 444-4900
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

     This Current Report on Form 8-K is filed to report 1997 acquisitions of hotels and proposed acquisitions of hotels by FelCor Suites Limited Partnership, a Delaware limited partnership (the Partnership), of which FelCor Suite Hotels, Inc., a Maryland corporation (individually and collectively, the "Company"), is its sole general partner.

RECENT ACQUISITIONS

     From January 1, 1997 through May 16, 1997, the Company completed in five separate transactions, the acquisition of interests in 16 hotels with 3,707 suites at an aggregate purchase price of approximately $216 million plus the Company's prorata share of unconsolidated nonrecourse debt of $49.2 million.

     On February 1, 1997, the Company acquired 50% partnership interests in eight existing Embassy Suites(R) hotels located in Atlanta (Perimeter Center), Georgia; Kansas City (Country Club Plaza), Missouri; Overland Park, Kansas; Raleigh, North Carolina; San Antonio (Northwest), Texas; Austin (Airport North), Texas; Covina, California; and Secaucus, New Jersey with a total of 1,934 suites for approximately $58 million, plus a 50% share of approximately $86 million in existing non-recourse debt. A subsidiary of Promus Hotel Corporation ("Promus") holds the remaining 50% partnership interests in these hotels. The Company also acquired 100% ownership in two Embassy Suites hotels located in Bloomington, Minnesota and Omaha, Nebraska with a total of 408 suites for approximately $39 million. These two hotels were subsequently converted to Doubletree Guest Suites(R) hotels on May 1, 1997. The purchase of the interests in these hotels was financed primarily from the proceeds of an underwritten public offering of 3 million shares of Common Stock of the Company, which resulted in net proceeds to the Company of approximately $100.7 million.

     On February 18, 1997, the Company acquired the 215-suite Embassy Suites - Los Angeles Airport (LAX North) hotel for approximately $22 million from a Japanese-owned limited partnership which had filed for bankruptcy. The hotel will remain an Embassy Suites hotel managed by Promus.

     On February 21, 1997, the Company acquired the 198-suite Hilton Inn and Suites (R) hotel in Dana Point, California for approximately $18 million. The Dana Point hotel was converted to a Doubletree Guest Suites hotel in May 1997 and is managed by a subsidiary of Doubletree Hotels Corporation ("Doubletree").

     On March 20, 1997, the Company acquired, through a 90% owned partnership, interests in three Doubletree Guest Suites hotels, totaling 691 suites, located in Troy, Michigan; Austin (Downtown), Texas; and near the Baltimore Washington International (BWI) Airport, Maryland. The Company paid approximately $72 million for its 90% partnership interest and Doubletree paid approximately $8 million for its 10% limited partnership interest. Doubletree will continue to manage the hotels.

     On May 16, 1997, the Company acquired a 50% interest in the 261-suite San Antonio (Airport), Texas Embassy Suites hotel for approximately $6.5 million in cash and units of limited partnership interests ("Units") of the Partnership plus a 50% share of approximately $12.4 million in existing nonrecourse debt.

     A brief description of the hotels recently acquired follows:

Atlanta (Perimeter Center), Georgia. This ten-story, 241-suite Embassy Suites hotel, is located in the Perimeter Office Park in Atlanta, Georgia. The hotel opened in 1985.

Kansas City (Country Club Plaza), Missouri. This 12-story, 266-suite Embassy Suites hotel, is located adjacent to the Country Club Plaza in Kansas City, Missouri. This hotel, which was opened in 1976, is situated upon land leased under a ground lease expiring in 2023, under which the ground lessor has an option, exercisable in 2002, to purchase the hotel at its fair market value.

Overland Park, Kansas. This seven-story, 199-suite Embassy Suites hotel is located in Overland Park, Kansas, a suburb of Kansas City, Missouri. The hotel opened in 1984.

Raleigh, North Carolina. This nine-story, 225-suite Embassy Suites hotel is located in Raleigh, North Carolina. The hotel opened in 1987.

San Antonio (Northwest), Texas. This eight-story, 217-suite Embassy Suites hotel, is located near the intersection of Interstate Highways 10 and 410
(West) in San Antonio, Texas. This hotel, which was opened in 1979, is situated upon land leased under a ground lease expiring in 2030, but under which lease the lessee has an option exercisable in 2011 to purchase the land at fair market value.

Austin (Airport North), Texas. This ten-story, 261-suite Embassy Suites hotel, is located near Austin's Robert Mueller Airport, currently the principal airport in Austin, Texas. The hotel opened in 1984.

Covina, California. This three-story, 264-suite Embassy Suites hotel is located in Covina, California, near Ontario International Airport. The hotel opened in 1980.

Secaucus, New Jersey. This nine-story, 261-suite Embassy Suites hotel, is located in the Plaza in the Meadows in the Meadowlands area of Secaucus, New Jersey. This hotel, which was opened in 1986, is leased under a ground lease expiring in 2011, but under which the lessee has two consecutive ten-year renewal options.

Bloomington, Minnesota. This eight-story, 219-suite Doubletree Guest Suites hotel is located in Bloomington, Minnesota. The hotel opened in 1980.

Omaha, Nebraska. This six-story, 189-suite Doubletree Guest Suites hotel is located in Omaha, Nebraska. The hotel opened in 1973.

Los Angeles (LAX Airport North), California. This 215-suite Embassy Suites hotel is located near the Los Angeles International Airport in Los Angeles, California. The hotel opened in 1990 and is situated on land leased pursuant to a ground lease that expires in 2008, and in which the lessee has renewal options through the year 2062. The hotel will continue to operate as an Embassy Suites Hotel.

Dana Point, California. This 198-suite Doubletree Guest Suites hotel is readily accessible from the Pacific Coast Highway and offers ocean views. The hotel opened in 1992.

Troy, Michigan. This eight-story, 251-suite Doubletree Guest Suites hotel is located in Troy, Michigan, close to major commercial centers and approximately 15 miles from downtown Detroit. The hotel opened in 1987.

Austin (Downtown), Texas. This 15-story, 189-suite Doubletree Guest Suites hotel is located in downtown Austin, Texas, convenient to the central business district, the Capitol and the historic Sixth Street entertainment district. The hotel opened in 1987.

Baltimore/Washington International Airport (BWI), Washington. This eight-story, 251-suite Doubletree Guest Suites hotel is located in Anne Arundel County, Maryland, approximately 1.5 miles from the Baltimore/Washington International airport. The hotel opened in 1987.

San Antonio (Airport), Texas. This nine-story, 261-suite Embassy Suites hotel is located in San Antonio, Texas and is located near the San Antonio International Airport. The hotel was opened in 1985.

PROPOSED ACQUISITIONS

     The Company has entered into letters of intent or agreements pursuant to which it expects to acquire 11 hotels from four sellers ("Proposed Acquisitions"). The Proposed Acquisitions are as follows:

         SELLER                          HOTEL LOCATION                         BRAND            PURCHASE PRICE
         ------                          --------------                         -----            --------------
ITT Sheraton Corporation    Atlanta (Airport), Georgia                 Sheraton(R)                $200 million
                            Atlanta (Galleria), Georgia                Sheraton Suites(R)
                            Chicago (O'Hare), Illinois                 Sheraton Suites
                            Dallas (Park Central), Texas               Sheraton
                            Phoenix, Arizona                           Sheraton

         SELLER                          HOTEL LOCATION                         BRAND            PURCHASE PRICE
         ------                          --------------                         -----            --------------
PSH Master L.P. I           Lake Buena Vista (Disney World), Florida   Doubletree Guest Suites    $72.3 million
                            Raleigh/Durham, North Carolina             Doubletree Guest Suites

                            Tampa (Rocky Point), Florida               Doubletree Guest Suites

         SELLER                          HOTEL LOCATION                         BRAND            PURCHASE PRICE
         ------                          --------------                         -----            --------------
PC Development I L.P.       Nashville (Airport), Tennessee             Doubletree Guest Suites    $10.8 million

         SELLER                          HOTEL LOCATION                         BRAND            PURCHASE PRICE
         ------                          --------------                         -----            --------------
Promus Hotels, Inc.         Dallas (Market Center), Texas              Embassy Suites             $46.7 million
                            Syracuse, New York                         Embassy Suites

     The proposed acquisitions from ITT Sheraton Corporation and Promus are subject to normal due diligence and approvals. Additionally, the ITT Sheraton transaction is contingent upon the proposed June 1997 common stock offering.

     A brief description of the Proposed Acquisitions follows:

Atlanta (Airport), Georgia. This 12-story, 395-room Sheraton Gateway hotel is located near Hartsfield International Airport in Atlanta, Georgia and was opened in 1986. This hotel is attached to the Georgia International Convention Center.

Atlanta (Galleria), Georgia. This 17-story, 278-suite Sheraton Suites hotel is located adjacent to the Cumberland Mall and Cobb Galleria Convention Centre in Atlanta, Georgia. The hotel opened in 1990.

Chicago (O'Hare), Illinois. This 11-story, 297-suite Sheraton Suites hotel is located in Rosemont, Illinois near Chicago's O'Hare International Airport. The hotel opened in 1994.

Dallas (Park Central), Texas. This 20-story, 545-room Sheraton hotel is located near the intersection of I-635 and U.S. 75 in Dallas, Texas. The hotel opened in 1983 and offers 28 meeting rooms with an aggregate of approximately 28,000 sq. ft. of meeting space. The Grand Ballroom will accommodate up to 2,000 guests.

Phoenix, Arizona. This eight-story, 342-room Sheraton Crescent Hotel is located adjacent to Metrocenter, one of Arizona's largest shopping and entertainment complexes, in Phoenix, Arizona. The hotel opened in 1986. This hotel offers 17 meeting rooms with an aggregate of approximately 28,000 sq. ft. of meeting space and can accommodate groups up to 1,000.

Lake Buena Vista (Disney World), Florida. This seven-story, 229-suite Doubletree Guest Suites hotel, is located on the Walt Disney World property and leased under a ground lease expiring in 2032, with renewal options through the year 2057. The hotel opened in 1987.

Raleigh/Durham, North Carolina. This seven-story, 203-suite Doubletree Guest Suites hotel is located within Research Triangle Park, Raleigh, North Carolina. The hotel opened in 1987.

Tampa (Rocky Point), Florida. This seven-story, 203-suite Doubletree Guest Suites hotel is located on Tampa Bay in the Rocky Point business district of Tampa. The hotel opened in 1986.

Nashville (Airport), Tennessee. This three-story, 138-suite Doubletree Guest Suites hotel is located near Century City Plaza and Highland Ridge office parks and approximately two miles from Nashville International Airport. The hotel opened in 1988.

Dallas (Market Center), Texas. This nine-story, 244-suite Embassy Suites Hotel, is located near the World Trade Center, the Infomart and the garment district of Dallas, Texas. The hotel was opened in 1980.

Syracuse, New York. This five-story, 215-suite Embassy Suites Hotel, is located near the Syracuse central business district and Syracuse University in Syracuse, New York. The hotel was opened in 1989.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Included on the index on page 8 are audited financial statements that represent a majority of the individually insignificant acquisitions by the Company from January 1, 1997 through May 16, 1997 and the Proposed Acquisitions.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The unaudited pro forma statements of operations of the Company and DJONT Operations L.L.C. and subsidiaries (the "Lessee") are presented as if (i) the acquisitions of all hotels owned by the Company at December 31, 1996; (ii) those hotels acquired or expected to be acquired in 1997 (the "Acquisition Hotels") (collectively the "Hotels"); (iii) equity offerings consummated during 1996 and 1997 including an anticipated equity offering in June 1997; and (iv) related transactions, had occurred as of January 1, 1996 and all of the Hotels had been leased to the Lessee pursuant to Percentage Leases. The unaudited pro forma condensed consolidated balance sheet of the Company is presented as if the acquisition of the Acquisition Hotels, the anticipated equity offering in June 1997 and related transactions had occurred on March 31, 1997.

(c)      EXHIBITS.

Exhibit
Number           Description of Exhibit
------           ----------------------
1                Underwriting Agreement dated January 28, 1997, between the
                 Company and the Underwriters named therein.

23.1             Consent of Coopers & Lybrand, L.L.P.

23.2             Consent of Arthur Andersen LLP

23.3             Consent of Ernst & Young LLP

23.4             Consent of Deloitte & Touche LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 4, 1997

                                 FELCOR SUITE HOTELS, INC.



                                 By:  /s/ Lester C. Johnson
                                     -----------------------------------------
                                          Lester C. Johnson
                                        Chief Accounting Officer

                         INDEX TO FINANCIAL STATEMENTS

     The following represents (i) audits for the majority of the aggregate individually insignificant acquisitions by FelCor Suites Limited Partnership from January 1, 1997 through May 16, 1997 and the Proposed Acquisitions and (ii) pro forma information as it relates to the Company and DJONT Operations, L.L.C.

                                                                                  PAGE
                                                                                  ----
              PROMUS/GE EPT COMBINED LIMITED PARTNERSHIP HOTELS

         Combined audits on nine of the 10 hotels in which the Company acquired or purchased partnership interests on February 1, 1997.

Report of Independent Public Accountants ......................................   10
Combined Balance Sheets as of December 31, 1996 and 1995 (audited) ............   11
Combined Statements of Operations for the Years Ended December 31, 1996
   and 1995 (audited) .........................................................   12
Combined Statements of Partners' Capital for the Years Ended December 31,
   1996 and 1995 (audited) ....................................................   13
Combined Statements of Cash Flows for the Years Ended December 31, 1996
   and 1995 (audited) .........................................................   14
Notes to Combined Financial Statements ........................................   15

                  EPT MEADOWLANDS LIMITED PARTNERSHIP HOTEL

         Audit on one of the 10 hotels in which the Company acquired a partnership interest on February 1, 1997.

Report of Independent Public Accountants ......................................   21
Balance Sheets as of December 31, 1996 and 1995 (audited) .....................   22
Statements of Income for the Years Ended December 31, 1996 and 1995
   (audited) ..................................................................   23
Statements of Partners' Capital for the Years Ended December 31, 1996
   and 1995 (audited) .........................................................   24
Statements of Cash Flows for the Years Ended December 31, 1996 and 1995
   (audited) ..................................................................   25
Notes to Financial Statements .................................................   26

                       AEW DOUBLETREE PORTFOLIO HOTELS

         Combined audits on the three Doubletree hotels in which the Company purchased 90% partnership interests on March 20, 1997.

Report of Independent Auditors ................................................   30
Combined Balance Sheet as of December 31, 1996 (audited) ......................   31
Combined Statement of Operations for the Year Ended December 31, 1996
   (audited) ..................................................................   32
Combined Statement of Partners' Equity for the Year Ended December 31,
   1996 (audited) .............................................................   33
Combined Statement of Cash Flows for the Year Ended December 31, 1996
   (audited) ..................................................................   34
Notes to Financial Statements .................................................   35

                           PSH MASTER L.P. I HOTELS

         Audits on three of the Doubletree hotels in which the Company proposes to acquire.

Independent Auditors' Report ..................................................   39
Balance Sheets as of March 31, 1997 (unaudited) and December 31, 1996 and
   1995 (audited) .............................................................   40
Statements of Operations for the Three Months Ended March 31, 1997 and
   1996 (unaudited) and the Years Ended December 31, 1996, 1995 and 1994
   (audited) ..................................................................   41
Statements of Partners' Deficit for the Three Months Ended March 31, 1997
   (unaudited) and the Years Ended December 31, 1996, 1995, 1994, and
   1993 (audited) .............................................................   42
Statements of Cash Flows for the Three Months Ended March 31, 1997 and
   1996 (unaudited) and the Years Ended December 31, 1996, 1995 and 1994
   (audited) ..................................................................   43
Notes to the Financial Statements .............................................   44

                                   DS Hotels

         Audits on the two Embassy Suites hotels in which the Company proposes to acquire.

Report of Independent Accountants .............................................   50
Combined Balance Sheets as of December 31, 1996 (audited) and March 31, 1997
(unaudited) ...................................................................   51
Combined Statements of Revenues Over Expenses for the Year Ended
   December 31, 1996 (audited) and the Three Months Ended March 31, 1997 and
   1996 (unaudited) ...........................................................   52
Combined Statements of Equity for the Year Ended December 31, 1996 (audited)
   and Three Months Ended March 31, 1997 (unaudited) ..........................   53
Combined Statements of Cash Flows for the Year Ended December 31, 1996
   (audited) and the Three Months Ended March 31, 1997 and 1996 (unaudited) ...   54
Notes to Combined Financial Statements ........................................   55

                      BARSHOP - HII JOINT VENTURE HOTEL

         Audit on the San Antonio (Airport) Embassy Suites in which the Company acquired a 50% partnership interest on May 16, 1997.

Report of Independent Public Accountants ......................................   58
Balance Sheets as of March 31, 1997 (unaudited) and December 31, 1996 and
   1995 (audited) .............................................................   59
Statements of Income for the Three Months Ended March 31, 1997 and 1996
   (unaudited) and the Years Ended December 31, 1996 and 1995 (audited) .......   60
Statements of Partners' Deficit for the Years Ended December 31, 1996 and
   1995 (audited) .............................................................   61
Statements of Cash Flows for the Three Months Ended March 31, 1997 and
   1996 (unaudited) and the Years Ended December 31, 1996 and 1995
   (audited) ..................................................................   62
Notes to Financial Statements .................................................   63

                            PRO FORMA INFORMATION
                                 (UNAUDITED)

FelCor Suite Hotels, Inc. Pro Forma Consolidated Statements of Operations
   for the Three Months Ended March 31, 1997 and the Year Ended
   December 31, 1996 ..........................................................   67
FelCor Suite Hotels, Inc. Pro Forma Consolidated Balance Sheet --
   March 31, 1997 .............................................................   77
DJONT Operations, L.L.C. Pro Forma Condensed Consolidated Statements of
   Operations for the Three Months Ended March 31, 1997 and the Year
   Ended December 31, 1996 ....................................................   79


                   Report of Independent Public Accountants


To the Partners of EPT Atlanta Perimeter Center Limited Partnership,
   EPT Austin Limited Partnership, EPT Bloomington Limited
   Partnership, EPT Covina Limited Partnership, EPT Kansas City
   Limited Partnership, EPT Omaha Limited Partnership, EPT
   Overland Park Limited Partnership, EPT Raleigh Limited
   Partnership and EPT San Antonio Limited Partnership:

We have audited the accompanying combined balance sheets of the partnerships identified in Note 1 (Delaware limited partnerships, the "Partnerships"), as of December 31, 1996 and 1995, and the related combined statements of operations, partners' capital and cash flows for the years then ended. These combined financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Partnerships as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                             ARTHUR ANDERSEN LLP
Memphis, Tennessee,
      February 27, 1997.

            PROMUS HOTELS, INC. GE EPT COMBINED LIMITED PARTNERSHIPS

                            COMBINED BALANCE SHEETS

                               AS OF DECEMBER 31


                               ASSETS                                  1996               1995
                               ------                             -------------      -------------
CURRENT ASSETS:
   Cash and cash equivalents                                      $   6,854,623      $   2,685,452
   Accounts receivable, less allowances for doubtful accounts
      of $27,822 and $23,323                                          1,192,936          1,427,619
   Inventories, at cost                                                 101,736             94,586
   Prepaids and other                                                    39,961          1,774,637
   Restricted cash  (Note 7)                                            473,052                 --
                                                                  -------------      -------------
               Total current assets                                   8,662,308          5,982,294

PROPERTY AND EQUIPMENT:
   Land                                                              15,013,281         15,013,281
   Buildings and improvements                                       162,273,770        161,949,801
   Furniture, fixtures and equipment                                 51,252,272         46,310,976
                                                                  -------------      -------------
                                                                    228,539,323        223,274,058
   Less accumulated depreciation                                    (94,945,195)       (82,969,215)
                                                                  -------------      -------------
                                                                    133,594,128        140,304,843

OTHER ASSETS, net of amortization                                     1,770,281             98,873
                                                                  -------------      -------------
                                                                  $ 144,026,717      $ 146,386,010
                                                                  =============      =============

                 LIABILITIES AND PARTNERS' CAPITAL
                 ---------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                       $   3,652,268      $   4,579,673
   Due to Promus Hotels, Inc.                                           108,168            408,452
   Current portion of long-term debt  (Note 3)                        2,713,741        115,990,194
                                                                  -------------      -------------
               Total current liabilities                              6,474,177        120,978,319

LONG-TERM DEBT (Note 3)                                             112,625,000             13,685

COMMITMENTS AND CONTINGENCIES (NOTES 4, 5, 6, & 8)                      418,399            336,474

PARTNERS' CAPITAL                                                    24,509,141         25,057,532
                                                                  -------------      -------------
                                                                  $ 144,026,717      $ 146,386,010
                                                                  =============      =============



 The accompanying notes are an integral part of these combined balance sheets.

            PROMUS HOTELS, INC. GE EPT COMBINED LIMITED PARTNERSHIPS

                       COMBINED STATEMENTS OF OPERATIONS

                        FOR THE YEARS ENDED DECEMBER 31


                                                                   1996             1995
                                                               -----------     ------------
REVENUES:
   Suites                                                      $57,210,445     $ 53,895,121
   Food and beverage                                               240,764          304,872
   Restaurant rental                                               496,039          464,642
   Telephone                                                     1,868,348        1,827,164
   Interest income                                                 233,616          304,068
   Other                                                         1,458,757        1,391,381
                                                               -----------     ------------
                                                                61,507,969       58,187,248
                                                               -----------     ------------

COSTS AND EXPENSES:
   Suites                                                       14,142,830       13,117,659
   Food and beverage                                               276,587          321,429
   Administrative and general                                   13,945,396       13,473,999
   Telephone                                                       710,371          685,888
   Management fees                                               3,063,641        2,895,575
   Taxes and insurance                                           2,616,734        3,385,603
   Other                                                         1,911,408        2,336,421
                                                               -----------     ------------
               Income before depreciation and amortization
                  and interest expense                          24,841,002       21,970,674

   Depreciation and amortization                                11,975,980       11,388,667
   Interest expense                                             10,707,169       11,656,550
                                                               -----------     ------------

NET INCOME/(LOSS)                                              $ 2,157,853     $ (1,074,543)
                                                               ===========     ============





   The accompanying notes are an integral part of these combined statements.

            PROMUS HOTELS, INC. GE EPT COMBINED LIMITED PARTNERSHIPS

                    COMBINED STATEMENTS OF PARTNERS' CAPITAL

                        FOR THE YEARS ENDED DECEMBER 31


                                     General        Limited
                                     Partners       Partners          Total
                                    ---------     ------------     ------------
BALANCE, December 31, 1994          $ 581,134      $28,637,060     $ 29,218,194

   Net loss                           (21,491)      (1,053,052)      (1,074,543)

   Contributions                       77,181        3,781,891        3,859,072

   Distributions                     (138,904)      (6,806,287)      (6,945,191)
                                    ---------      -----------     ------------

BALANCE, December 31, 1995            497,920       24,559,612       25,057,532

   Net income                          43,157        2,114,696        2,157,853

   Contributions                      406,894       19,882,508       20,289,402

   Distributions                     (459,915)     (22,535,731)     (22,995,646)
                                    ---------      -----------     ------------

BALANCE, December 31, 1996          $ 488,056      $24,021,085     $ 24,509,141
                                    =========      ===========     ============




   The accompanying notes are an integral part of these combined statements.

            PROMUS HOTELS, INC. GE EPT COMBINED LIMITED PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31


                                                                       1996              1995
                                                                  -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                              $   2,157,853      $ (1,074,543)
   Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
          Depreciation and amortization                              11,975,980        11,388,667
          Amortization of deferred financing costs                      280,271                --
          Loss on disposal of assets                                         --            41,693
          Decrease (increase) in accounts receivable                    234,683          (357,522)
          Increase in inventories                                        (7,150)           (7,736)
          Decrease (increase) in prepaids and other                   1,734,676        (1,021,832)
          Financing costs                                            (1,951,679)               --
          Increase in restricted cash                                  (473,052)               --
          (Decrease) increase in accounts payable and accrued
             liabilities                                               (927,405)          361,941
          Increase (decrease) in deferred credits                        81,925           (17,591)
          Net change in due to Promus Hotels, Inc.                     (300,284)          (77,383)
                                                                  -------------      ------------
               Cash flows provided by operating activities           12,805,818         9,235,694

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                (5,347,141)       (7,512,074)
   Retirement of property and equipment                                  81,876            95,940
                                                                  -------------      ------------

               Cash flows used in investing activities               (5,265,265)       (7,416,134)
                                                                  -------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments of long-term debt                            (116,665,138)       (1,014,108)
   Proceeds of long-term debt                                       116,000,000                --
   Cash contributions from partners                                  20,289,402         3,859,072
   Cash distributions to partners                                   (22,995,646)       (6,945,191)
                                                                  -------------      ------------

               Cash flows used in financing activities               (3,371,382)       (4,100,227)
                                                                  -------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  4,169,171        (2,280,667)

Cash and cash equivalents at beginning of year                        2,685,452         4,966,119
                                                                  -------------      ------------

Cash and cash equivalents at end of year                          $   6,854,623      $  2,685,452
                                                                  =============      ============




   The accompanying notes are an integral part of these combined statements.

            PROMUS HOTELS, INC. GE EPT COMBINED LIMITED PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization-

Promus Hotels, Inc. GE EPT Combined Limited Partnerships (the "Partnerships") consists of nine affiliated limited partnerships organized to acquire, own and operate Embassy Suites Hotels (the "Hotels"). Promus Hotels, Inc. ("PHI") owns a 49% limited partner interest and Suitelife, Inc., a subsidiary of PHI, owns a 1% general partner interest and serves as managing general partner. General Electric Employee Pension Trust ("GE EPT") Hotel Equities, Inc. owns a 49% limited partner interest and GE EPT Realty Group, an affiliate of GE EPT Hotel Equities, Inc., owns a 1% general partner interest. PHI and Suitelife, Inc.
are collectively referred to as "Promus." GE EPT Hotel Equities, Inc. and GE EPT Realty Group are collectively referred to as "EPT." The Hotels are as follows:

     EPT Atlanta Perimeter Center Limited Partnership, organized on December 3, 1987; operating in Atlanta, Georgia ("Atlanta Perimeter")

     EPT Austin Limited Partnership, organized on July 11, 1986; operating in Austin, Texas ("Austin")

     EPT Bloomington Limited Partnership, organized on July 11, 1986; operating in Bloomington, Minnesota ("Bloomington")

     EPT Covina Limited Partnership, organized on July 11, 1986; operating in Covina, California ("Covina")

     EPT Kansas City Limited Partnership, organized on July 11, 1986; operating in Kansas City, Missouri ("Kansas City")

     EPT Omaha Limited Partnership, organized on July 11, 1986; operating in Omaha, Nebraska ("Omaha")

     EPT Overland Park Limited Partnership, organized on December 3, 1987; operating in Overland Park, Kansas ("Overland Park")

     EPT Raleigh Limited Partnership, organized on December 3, 1987; operating in Raleigh, North Carolina ("Raleigh")

     EPT San Antonio Limited Partnership, organized on July 11, 1986; operating in San Antonio, Texas ("San Antonio")

Cash and Cash Equivalents-

Cash and cash equivalents includes short-term interest bearing accounts with original maturities of 90 days or less.

Pervasiveness of Estimates-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment-

Property and equipment are stated at cost. Costs of normal repairs and maintenance are expensed while major expenditures which extend the useful lives of the assets are capitalized.

Depreciation-

Provisions for depreciation are computed using the straight-line method over the following average estimated useful lives:

       Building and improvements                15-40 years
       Furniture, fixtures and equipment         2-10 years

Other Assets-

Other assets consist primarily of unamortized deferred financing costs which are being amortized over the term of the related debt (Note 3).

Deferred Credits-

Deferred credits represent unamortized deferred income on long-term contracts with a third party provider of in-suite movie services. The credits are being amortized into other revenues over the term of the related contracts.

Partners' Capital-

The Partnerships' Agreements provide that items of income or loss, with certain defined exceptions, together with any contributions from or distributions to partners, are to be allocated on the basis of the partners' percentage ownership interests.

Revenue Recognition-

Suite revenue represents revenue derived from the rental of suites for the hotels owned by the Partnerships.

Reclassifications-

Certain prior year balances have been reclassified to conform with the current year presentation.

2.   INCOME TAXES:

No provision is made in the accounts of the Partnerships for federal and state income taxes, as such taxes are liabilities of the individual partners. The Partnerships' income tax returns and the amount of allocable partnership profits or losses are subject to examination by federal and state taxing authorities. If such examinations result in changes to the partnership profits or losses, the income tax liability of the partners may also change.

The accounting records of the Partnerships are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The combined net income (loss) reflected in the accompanying statements of operations differs from amounts reported in the Partnerships' federal income tax returns (if combined) because of differences in accounting policies adopted for financial and tax reporting purposes.

The table below reconciles the combined differences for the years ended December 31:

                                                                    1996             1995
                                                                 -----------      -----------
     Net income (loss) in the accompanying statements of
         operations                                              $ 2,157,853      $(1,074,543)

     Financial reporting depreciation greater than amount
         deductible for federal income tax purposes                1,132,441          975,827

     Timing of deductibility of property tax expense accrued
         for financial reporting purposes                           (417,572)              --

     Disallowance of loss on involuntary
         conversion for tax purposes                                     360           41,800

     Other, net                                                      (65,485)          36,140
                                                                 -----------      -----------

     Net loss for federal income tax reporting purposes          $ 2,807,597      $   (20,776)
                                                                 ===========      ===========

3.   LONG-TERM DEBT:

Long-term debt consists of the following at December 31:

                                                            1996               1995
                                                       -------------      -------------
     Notes payable, secured by a first
        mortgage on substantially all property and
        equipment of the respective Partnerships       $ 115,325,000      $ 113,266,292

     Unsecured note payable to Promus,
        interest at 10% payable monthly,
        balance due July 1, 1996                                  --          2,708,011
                                                       -------------      -------------

     Total notes payable                                 115,325,000        115,974,303

     Obligations under capital lease                          13,741             29,576
                                                       -------------      -------------
                                                         115,338,741        116,003,879

     Less portion due within one year                     (2,713,741)      (115,990,194)
                                                       -------------      -------------
                                                       $ 112,625,000      $      13,685
                                                       =============      =============


The notes payable in 1995 to Aetna Life Insurance ("Aetna") matured on July 1, 1996. On July 2, 1996 the Partnerships refinanced the debt with new notes payable of $116,000,000 with Credit Lyonnais (New York Branch), Societe Generale (Southwest Agency), the Bank of New York, and Sumitomo Corporation.

The new notes payable mature on July 1, 2001. Under the new loan agreements, the Partnerships make quarterly principal payments of $675,000. The notes payable bear interest at a variable rate which averaged 7.95% in 1996.

Based on the borrowing rates currently available to the Partnerships for bank loans with similar terms and average maturities, management believes that the related liability reflected in the accompanying balance sheet as of December 31, 1996, approximates fair market value.

Interest paid in 1996 and 1995 was $9,652,453 and $11,649,762, respectively.

Total future principal payments are scheduled to occur as follows:

          Year Ending
          December 31                                            Amount
          -----------                                         ------------
              1997                                            $  2,713,741
              1998                                               2,700,000
              1999                                               2,700,000
              2000                                               2,700,000
              2001                                             104,525,000
                                                              ------------
                                                              $115,338,741
                                                              ============

Raleigh Capital Lease-

Raleigh leases equipment under a capital lease which expires on March 31, 1997 with an imputed interest rate of 11.9%. The balance of the capital lease at December 31 was $13,741. The Partnership, in accordance with the lease agreement, has guaranteed the residual value of the equipment at the end of the lease term. Included in the accompanying financial statements at December 31 are the following related to assets acquired under capital lease:

                                                       1996
                                                     --------
          Furniture, fixtures and equipment          $ 54,239
          Less accumulated depreciation               (48,212)
                                                     --------

                                                     $  6,027
                                                     ========

4.   RESTAURANT RENTAL REVENUE:

All of the Partnerships, except Omaha and Overland Park, lease their restaurants to third parties. Omaha's restaurant is operated by the Partnership and managed by Promus. Overland Park's restaurant is managed by a third party for which the net profits of the restaurant are paid as a management fee. The terms of the related lease agreements are as follows:

     Atlanta Perimeter - Variable monthly rentals equal 5% of gross restaurant revenue through $1,000,000 and 10% thereafter, plus an additional 0.5% of gross restaurant revenue each month, to be deposited to a reserve account for repairs and supplies. The lease expires in October 2005.

     Austin and San Antonio - Variable monthly rentals equal to 3% of manager gross revenues. The leases expire in March 1999, with two 5 year renewals at the lessee's option.

     Bloomington - Variable monthly rentals equal 7% of gross sales, plus an additional 1.5% for utilities. The lease expires in January 1998, with a 2 year renewal at the lessee's option.

     Covina - Monthly rentals equal to the greater of 8% of annualized restaurant revenue through $2,000,000, 10% through $2,500,000 and 12% thereafter, or $12,500. The lease agreement also provides that $25,000 in rentals shall be abated in each of the first and second years of the lease term. The lease expires in September 1999, with two 5 year renewals at the lessee's option.

     Kansas City - Rentals are 8% of restaurant revenue; however, half of this amount is recorded as revenue while the balance is applied toward utilities. The lease expires in March 1999, with two 5 year renewals at the lessee's option.

     Raleigh - $5,000 fixed monthly rentals, plus $2,000 monthly for utilities; the lease expires in March 1998, with a 2 year renewal at the lessee's option.

5.   COMMITMENTS:

Kansas City Land Lease-

The property on which the Hotel is located is subject to an operating lease that expires on December 14, 2023, with a renewal option for two successive 25 year periods. The lease agreement provides for fixed monthly rentals, adjusted annually for inflation. The adjusted total fixed rentals were $122,868 and $119,856 in 1996 and 1995, respectively. The lease agreement also provides for variable rentals due at the end of each year equal to 4% of new suites revenues, as defined, less fixed rentals paid during the year. Total fixed and variable rent expense was $295,952 and $274,530 in 1996 and 1995, respectively, and is included in other expense.

San Antonio Land Lease-

The property on which the Hotel is located is subject to an operating lease that expires on December 31, 2030. The lease agreement provides for monthly variable rentals equal to 4% of the previous month's gross room revenues, as defined. The related rent expense was $220,846 and $217,001 in 1996 and 1995, respectively, and is included in other expense.

Atlanta Perimeter-

The Atlanta Perimeter Partnership is a member of the Crown Pointe Property Owners Association, Inc. (the "Association"), which provides for maintenance of the common areas shared by the Association members. Each member makes monthly payments equal to the estimated operating expenses for the year. The related expense was $138,709 and $151,311 in 1996 and 1995, respectively, and is included in other expense.

6.   RELATED PARTY TRANSACTIONS:

Management Fees-

The Hotels are managed by Promus, pursuant to management agreements with the Partnerships. The terms of the management agreements provide for base management fees equal to 5% of adjusted gross revenues, as defined. Incentive management fees are due when operating levels of the Partnerships exceed a specified amount. No incentive management fees were incurred in 1996 or 1995.

Marketing and Reservation Assessments-

The Partnerships paid a combined marketing and reservation assessment to Promus equal to 3.5% of net suites revenue in 1996 and 1995. Total marketing and reservation assessments incurred were $2,002,331 in 1996 and $1,886,318 in 1995 and are included in administrative and general expense.

Operating Services-

Promus provided insurance coverage and various other services to the Partnerships at a total cost of $1,378,813 and $1,504,430 in 1996 and 1995, respectively.

Due to PHI-

In addition to the fees and services discussed above, the Partnerships reimburse Promus for payroll and other operating costs paid by Promus on behalf of the Partnerships.

7.   RESTRICTED ASSETS:

The related debt agreements with Credit Lyonnais (New York Branch), Societe Generale (Southwest Agency), The Bank of New York, and Sumitomo Corporation specify that the Partnerships establish a reserve fund for those ordinary capital replacements which are necessary to maintain and operate the Hotels in accordance with operational standards of Promus. During 1996, this reserve was funded through an initial deposit of $335,000 plus monthly deposits of an amount equal to 4% of gross revenues, as defined. Withdrawals from this fund are restricted to the purchase of capital replacements, alterations, additions and improvements. At December 31, 1996, the Partnerships had a surplus in the capital replacement reserve of $473,052.

8.   SUBSEQUENT EVENTS:

On January 24, 1997 EPT Atlanta Perimeter Center Limited Partnership, EPT Austin Limited Partnership, EPT Covina Limited Partnership, EPT Kansas City Limited Partnership, EPT Meadowlands Limited Partnership, EPT Overland Park Limited Partnership, EPT Raleigh Limited Partnership, and EPT San Antonio Limited Partnership ( the "entities" ), and GE EPT, signed a Partnership Interest Purchase Agreement with FelCor Suites Limited Partnership ("FelCor") and FelCor/Eight Hotels, L.L.C.

As of February 1, 1997, EPT transferred to FelCor its entire limited partnership interests in capital and 99.8% of its interests in profits in each of the eight partnerships and transferred its entire general partner interest to FelCor/Eight Hotels, L.L.C.

Promus entered into a ten year management agreement for each of the eight hotels with DJONT Leasing, L.L.C. an affiliate of FelCor. The agreements call for a basic management fee of 5% of adjusted gross revenues less 4% of suite revenues. The agreement also calls for an incentive management fee of 50% of eight combined hotel incomes before lessee's overhead expenses, up to a maximum of 3% of the aggregate adjusted gross revenues for all eight of the hotels.

In addition, on February 1, 1997, Promus and EPT sold their interests in EPT Bloomington Limited Partnership and EPT Omaha Limited Partnership to FelCor.

                    Report of Independent Public Accountants


To the Partners of
   EPT Meadowlands Limited Partnership:

We have audited the accompanying balance sheets of EPT MEADOWLANDS LIMITED PARTNERSHIP (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPT Meadowlands Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                             ARTHUR ANDERSEN LLP

Memphis, Tennessee,
        February 27, 1997.

                      EPT MEADOWLANDS LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                               AS OF DECEMBER 31


                 ASSETS                                         1996              1995
                 ------                                     ------------      ------------
CURRENT ASSETS:
   Cash and cash equivalents                                $  1,405,541      $    347,013
   Accounts receivable, less allowance for doubtful
      accounts of $5,000                                         290,253           347,889
   Inventories, at cost                                           11,409             5,182
   Prepaids and other                                            167,785             5,957
                                                            ------------      ------------
             Total current assets                              1,874,988           706,041

PROPERTY AND EQUIPMENT:
   Building and improvements                                  24,586,818        24,597,154
   Furniture, fixtures and equipment                           5,641,751         5,320,591
                                                            ------------      ------------
                                                              30,228,569        29,917,745
   Less accumulated depreciation                             (12,845,477)      (10,970,512)
                                                            ------------      ------------
                                                              17,383,092        18,947,233

OTHER ASSETS, net of amortization                                 48,195            51,700
                                                            ------------      ------------
                                                            $ 19,306,275      $ 19,704,974
                                                            ============      ============

            LIABILITIES AND PARTNERS' CAPITAL
            ---------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                 $    533,061      $    470,589
   Due to Promus Hotels, Inc. (Note 5)                            48,274            48,804
   Current portion of capital lease obligation (Note 3)          410,249           369,526
                                                            ------------      ------------
                Total current liabilities                        991,584           888,919

CAPITAL LEASE OBLIGATION (Note 3)                             13,157,305        13,567,555

COMMITMENTS AND CONTINGENCIES (Notes 4, 5 and 7)                  51,113            64,162

PARTNERS' CAPITAL                                              5,106,273         5,184,338
                                                            ------------      ------------
                                                            $ 19,306,275      $ 19,704,974
                                                            ============      ============





 The accompanying notes are an integral part of these combined balance sheets.

                      EPT MEADOWLANDS LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

                        FOR THE YEARS ENDED DECEMBER 31


                                                                1996            1995
                                                             -----------     -----------
REVENUES:
   Suites                                                    $ 9,815,893     $ 8,608,968
   Telephone                                                     387,242         381,359
   Other                                                         227,680         171,533
                                                             -----------     -----------
                                                              10,430,815       9,161,860

COSTS AND EXPENSES:
   Suites                                                      2,663,312       2,356,332
   Administrative and general                                  2,487,148       2,273,565
   Telephone                                                     119,766         139,707
   Management fees                                               519,169         458,214
   Taxes and insurance                                           706,975         632,941
   Rent expense                                                  207,416         167,100
   Other                                                         407,215         317,651
                                                             -----------     -----------

             Income before depreciation and amortization
                and interest expense                           3,319,814       2,816,350

   Depreciation and amortization                               1,874,965       1,912,397
   Interest expense, net                                       1,429,164       1,454,179
                                                             -----------     -----------

NET INCOME (LOSS)                                            $    15,685     $  (550,226)
                                                             ===========     ===========





        The accompanying notes are an integral part of these statements.

                      EPT MEADOWLANDS LIMITED PARTNERSHIP

                        STATEMENTS OF PARTNERS' CAPITAL

                        FOR THE YEARS ENDED DECEMBER 31


                                General        Limited
                                Partners       Partners           Total
                               ---------      -----------      -----------
BALANCE, December 31, 1994     $ 120,971      $ 5,927,477      $ 6,048,448

   Contributions                   9,848          482,547          492,395

   Distributions                 (16,126)        (790,153)        (806,279)

   Net loss                      (11,005)        (539,221)        (550,226)
                               ---------      -----------      -----------

BALANCE, December 31, 1995       103,688        5,080,650        5,184,338

   Distributions                  (1,875)         (91,875)         (93,750)

   Net income                        314           15,371           15,685
                               ---------      -----------      -----------

BALANCE, December 31, 1996     $ 102,127      $ 5,004,146      $ 5,106,273
                               =========      ===========      ===========





        The accompanying notes are an integral part of these statements.

                      EPT MEADOWLANDS LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31


                                                                                 1996             1995
                                                                              -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                          $    15,685      $  (550,226)
   Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
          Depreciation and amortization                                         1,874,965        1,912,397
          Amortization of deferred financing costs                                  3,505            3,505
          Decrease (increase) in accounts receivable                               57,636          (84,242)
          Increase in inventories                                                  (6,227)          (1,872)
          (Increase) decrease in prepaids and other                              (161,828)           1,236
          Increase (decrease) in accounts payable and accrued liabilities          62,472         (426,136)
          (Decrease) increase in deferred credits                                 (13,049)          64,162
          Decrease in due to Promus Hotels, Inc.                                     (530)         (22,772)
                                                                              -----------      -----------

                Cash flows provided by operating activities                     1,832,629          896,052
                                                                              -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                            (310,824)        (670,053)
   Proceeds from sale of property and equipment                                        --           89,230
                                                                              -----------      -----------

                Cash flows used in investing activities                          (310,824)        (580,823)
                                                                              -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments of capital lease obligation                                (369,527)        (329,958)
   Cash contributions by partners                                                      --          492,395
   Cash distributions to partners                                                 (93,750)        (806,279)
                                                                              -----------      -----------

                Cash flows used in financing activities                          (463,277)        (643,842)
                                                                              -----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            1,058,528         (328,613)

Cash and cash equivalents at beginning of year                                    347,013          675,626
                                                                              -----------      -----------

Cash and cash equivalents at end of year                                      $ 1,405,541      $   347,013
                                                                              ===========      ===========





        The accompanying notes are an integral part of these statements.

                      EPT MEADOWLANDS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization-

EPT Meadowlands Limited Partnership (the "Partnership") was organized on December 3, 1987, to acquire, own and operate an Embassy Suites Hotel (the "Hotel") in Secaucus, New Jersey. Promus Hotels, Inc. ("PHI") owns a 49% limited partner interest and Suitelife, Inc., a subsidiary of PHI, owns a 1% general partner interest while serving as managing general partner. General Electric Employee Pension Trust ("GE EPT") Hotel Equities, Inc. owns a 49% limited partner interest and GE EPT Realty Group, an affiliate of GE EPT Hotel Equities, Inc., owns a 1% general partner interest. PHI and Suitelife, Inc. are collectively referred to as "Promus".

Cash and Cash Equivalents-

Cash and cash equivalents includes short-term interest bearing accounts with original maturities of 90 days or less.

Pervasiveness of Estimates-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment-

Property and equipment are stated at cost. Costs of normal repairs and maintenance are expensed while major expenditures which extend the useful lives of the assets are capitalized.

Depreciation-

Provisions for depreciation are computed using the straight-line method over the following average estimated useful lives:

       Building and improvements                    22 years
       Furniture, fixtures and equipment          3-10 years

Other Assets-

Other assets consist primarily of unamortized deferred financing costs, which are being amortized over the term of the related capital lease obligation (Note
3). The amortization of deferred financing costs has been included in interest expense.

Deferred Credits-

Deferred credits consist of unamortized deferred income on a long-term contract with a third party for in-suite movies. This deferred income is being amortized into other revenues over the term of the related contract period.

Partners' Capital-

The Partnership Agreement provides that items of income or loss, with certain defined exceptions, together with any contributions from or distributions to partners, are to be allocated on the basis of the partners' percentage ownership interests.

Revenue Recognition-

Suites revenue represents revenue derived from the rental of suites for the hotel owned by the Partnership.

Reclassifications-

Certain prior year balances have been reclassified to conform with the current year presentation.

2.   INCOME TAXES:

No provision is made in the accounts of the Partnership for federal and state income taxes, as such taxes are liabilities of the individual partners. The Partnership's income tax returns and the amount of allocable partnership profits or losses are subject to examination by federal and state taxing authorities. If such examinations result in changes to partnership profits or losses, the income tax liability of the partners may also change.

The accounting records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The net income (loss) reflected in the accompanying statements of operations differs from amounts reported in the Partnership's federal income tax return because of differences in accounting policies adopted for financial and tax reporting purposes.

The table below reconciles these differences for the years ended December 31:

                                                            1996             1995
                                                         -----------      -----------
Net income (loss) in the accompanying statements
   of operations                                         $    15,685      $  (550,226)

Financial reporting depreciation greater than amount
   deductible for federal income tax purposes              1,240,888        1,292,370

Financial reporting amortization less than amount
   deductible for federal income tax purposes                (98,594)         (98,594)

Interest expense on capital lease not deductible
   for federal income tax purposes                         1,431,032        1,467,394

Rent payments deductible for federal income
   tax purposes                                           (1,797,352)      (1,797,352)

Other, net                                                   134,866             (826)
                                                         -----------      -----------

Net income for federal income tax reporting purposes     $   926,525      $   312,766
                                                         ===========      ===========


3.   CAPITAL LEASE OBLIGATION:

The Partnership purchased its land and building and substantially all of its furniture, fixtures and equipment pursuant to a capital lease expiring on October 31, 2011. The lease provides for minimum fixed monthly rent of $137,279, as well as minimum variable monthly rentals of $12,500. The variable rent is 4% of gross suites revenue and 1% of food and beverage revenue. PHI has agreed to pay any variable rent in excess of 3.5% of gross suites revenue. All variable monthly rentals in excess of $12,500 are recorded as rent expense. The Partnership recorded rent expense of $207,416 and $167,101 in 1996 and 1995, respectively, which is included in other expense in the accompanying statements of operations. The interest portion of the minimum lease payments was $1,427,826 and $1,467,394 in 1996 and 1995, respectively.

Future minimum lease payments under this lease agreement as of December 31, 1996, are as follows:

       Year Ending
       December 31                                            Amount
       -----------                                         ------------
            1997                                           $  1,797,352
            1998                                              1,797,352
            1999                                              1,797,352
            2000                                              1,797,352
            2001                                              1,797,352
          Thereafter                                         17,536,682
                                                           ------------

       Total minimum lease payments                          26,523,442
       Amount representing interest (imputed at 10.5%)      (12,955,888)
                                                           ------------

       Total obligations under capital lease                 13,567,554
       Obligations under capital lease due
           within one year                                     (410,249)
                                                           ------------
       Long-term obligations under capital lease           $ 13,157,305
                                                           ============

4.   RESTAURANT RENTAL:

On April 1, 1994, the Hotel restaurant was leased to a third party, pursuant to a ten-year lease agreement with one five-year renewal at the lessee's option. In accordance with the lease agreement, no rental payments were due during the first two years of the lease term. During 1996, the agreement was amended to extend this provision until April 1, 1997. Thereafter, monthly rentals are equal to 3% of restaurant gross revenues, as defined.

5.   RELATED PARTY TRANSACTIONS:

Management Fees-

The Hotel is managed by PHI, pursuant to a management agreement with the Partnership. The terms of the management agreement provide for a base management fee equal to 5% of adjusted gross revenues, as defined. Incentive management fees are due when operating levels of the Partnership exceed a specified amount. No incentive management fees were earned in 1996 or 1995.

Marketing and Reservation Assessment-

The Partnership paid to Promus a combined marketing and reservation assessment equal to 3.5% of net suites revenue in 1996 and 1995. Total marketing and reservation assessments incurred were $343,543 in 1996 and $301,314 in 1995 and are included in administrative and general expense.

Operating Services-

Promus provided insurance coverage and various other services to the Partnership at a total cost of $174,272 and $199,766 in 1996 and 1995, respectively.

Due to Promus-

In addition to the fees and services discussed above, the Partnership reimburses Promus for payroll and other operating costs paid by Promus on behalf of the Partnership.

Cash Accounts Shared With Affiliates-

Prior to July 2, 1996, the Partnership shared a credit card depository account and a short-term investment account with nine affiliated partnerships. Each was accounted for on an individual partnership basis. Cash shortfalls were funded from capital contributions, which were made through capital distributions from affiliated partnerships with cash surpluses. During 1995, the Partnership received $492,395 in contributions and made distributions of $806,279. During 1996, no such contributions or distributions were made.

After July 1, 1996, the Partnership established a separate credit card depository account and short-term investment account, and therefore no longer shares the accounts with the nine affiliated partnerships.

6.   RESTRICTED ASSETS:

The management agreement specifies that the Partnership establish a reserve fund for ordinary capital replacements necessary to maintain and operate the Hotel in accordance with operational standards of Promus. This reserve is funded through monthly deposits of an amount equal to 3% of gross revenues, as defined. Withdrawals from this fund are restricted to the purchase of capital replacements, alterations, additions and improvements. At December 31, 1996, the Partnership had made capital expenditures above the required level by approximately $1,189,000, which was funded from operating cash.

The management agreement also specifies that the Partnership maintain a minimum cash balance for working capital requirements. At December 31, 1996, the amount of this required minimum balance was $200,000.

7.   SUBSEQUENT EVENT:

On January 24, 1997, the Partnership, along with EPT, signed a Partnership Interest Purchase Agreement with FelCor Suites Limited Partnership ("FelCor") and FelCor/Eight Hotels, L.L.C.

As of February 1, 1997, GE EPT transferred its entire limited and general partnership interest in capital and 99.8% of its interest in profits in the Partnership, to FelCor. Promus entered into a ten-year management agreement with the new partnership with DJONT Leasing, L.L.C., an affiliate of FelCor. The agreement calls for a basic management fee of 5% of adjusted gross revenue less 4% of suite revenues. The agreement also calls for an incentive management fee of 50% of the combined partnership and seven affiliated hotel partnership's hotel income before lessee's overhead expenses, up to a maximum of 3% of the aggregate adjusted gross revenues to the Partnership and the seven affiliated hotel partnerships.

                         Report of Independent Auditors



The Partners of AEW Doubletree Portfolio


We have audited the accompanying combined balance sheet as of December 31, 1996, of AEW Doubletree Portfolio, and the related combined statements of operations, partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of AEW Doubletree Portfolio at December 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                               ERNST & YOUNG LLP


February 7, 1997, except for Note 5
as to which the date is March 20, 1997

                            AEW DOUBLETREE PORTFOLIO

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1996

ASSETS
Current assets
    Cash and equivalents                                      $  2,027,641
    Accounts receivable, net of an allowance of ($55,505)          948,121
    Inventories                                                    132,807
    Prepaid expenses and other assets                              259,929
                                                              ------------
Total current assets                                             3,368,498
                                                              ------------

Property and equipment (Note 3)
    Land and land improvements                                   5,787,368
    Building and improvements                                   41,740,011
    Furniture, fixtures and equipment                            8,994,138
                                                              ------------
                                                                56,521,517
    Less accumulated depreciation                               (4,677,104)
                                                              ------------
                                                                51,844,413

Restricted cash                                                    955,771
Deposits and other non-current assets                                5,986
Organizational and deferred financing costs, net                 1,187,616
                                                              ------------

    TOTAL ASSETS                                              $ 57,362,284
                                                              ============

LIABILITIES AND PARTNERS' EQUITY
Current liabilities
    Accounts payable                                          $  1,101,777
    Accrued expenses and other liabilities                       1,531,541
    Advance deposits                                                24,569
    Current portion of long-term debt (Note 3)                     750,765
                                                              ------------
Total current liabilities                                        3,408,652

Long-term debt, less current portion (Note 3)                   31,788,839

Commitments (Note 4)

PARTNERS' EQUITY                                                22,164,793
                                                              ------------


    TOTAL LIABILITIES AND PARTNERS' EQUITY                    $ 57,362,284
                                                              ============


                       See notes to financial statements.

                            AEW DOUBLETREE PORTFOLIO

                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

REVENUES
    Rooms                                                          $18,273,664
    Food and beverage                                                5,954,564
    Other                                                            1,438,707
                                                                   -----------
                                                                    25,666,935
                                                                   -----------

DIRECT DEPARTMENT EXPENSES
    Rooms                                                            4,268,135
    Food and beverage                                                4,637,244
    Other                                                              662,357
                                                                   -----------
                                                                     9,567,736
                                                                   -----------

GROSS OPERATING PROFIT                                              16,099,199

UNALLOCATED OPERATING EXPENSES
    Administrative and general                                       2,295,619
    Marketing                                                        1,864,638
    Energy costs                                                     1,282,283
    Property operation and maintenance                               1,323,079
                                                                   -----------
                                                                     6,765,619
                                                                   -----------

OPERATING INCOME                                                     9,333,580
                                                                   -----------

OTHER EXPENSES
    Depreciation and amortization                                    3,521,014
    Management fees (Note 4)                                           807,338
    Property taxes and insurance                                     1,214,086
    Owner's expense                                                     82,883
                                                                   -----------
    Interest expense (Note 3)                                        2,080,571
                                                                   -----------
                                                                     7,705,892
                                                                   -----------
NET INCOME                                                         $ 1,627,688
                                                                   ===========


                       See notes to financial statements.

                            AEW DOUBLETREE PORTFOLIO

                     COMBINED STATEMENT OF PARTNERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996



Partners' equity, January 1, 1996                               $ 46,032,222

    Capital contributions                                            400,000

    Distributions                                                (25,895,117)

    Net income                                                     1,627,688
                                                                ------------

Partners' equity, December 31, 1996                             $ 22,164,793
                                                                ============





                       See notes to financial statements.

                            AEW DOUBLETREE PORTFOLIO

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

OPERATING ACTIVITIES
    Net income                                                      $  1,627,688
    Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization                                      3,521,014
    Changes in operating assets and liabilities:
         Inventories                                                      12,927
         Accounts receivable                                              89,194
         Prepaid expenses and other assets                               (59,172)
         Deposits and other non-current assets                           507,195
         Accounts payable                                               (491,031)
         Accrued expenses and other liabilities                          718,566
         Advance deposits                                                (37,028)
                                                                    ------------
Net cash provided by operating activities                              5,889,353
                                                                    ------------

INVESTING ACTIVITIES
    Decrease in restricted cash                                          247,317
Additions to property and equipment
    Additions to property and equipment                               (2,755,045)
                                                                    ------------
Net cash used in investing activities                                 (2,507,728)
                                                                    ------------

FINANCING ACTIVITIES
    Proceeds from issuance of long-term debt                          23,200,000
    Additions to deferred financing costs                               (522,752)
    Payments on long-term debt                                          (625,733)
    Additional capital contributions                                     400,000
    Distributions                                                    (25,895,117)
                                                                    ------------
Net cash used in financing activities                                 (3,443,602)
                                                                    ------------

Net decrease in cash and equivalents                                     (61,977)

Cash and equivalents at beginning of year                              2,089,618
                                                                    ------------
Cash and equivalents at end of year                                 $  2,027,641
                                                                    ============


Supplemental Schedule:
    Interest Paid                                                   $  2,013,475
                                                                    ============





                       See notes to financial statements.

                            AEW DOUBLETREE PORTFOLIO

                         NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1996



1.   THE REPORTING ENTITY

     The AEW Doubletree Portfolio (the Partnerships) is comprised of three limited partnerships, each of which own a hotel property operating under a Doubletree Guest Suites brand. B.D. Eastrich No. 1 Limited Partnership was formed on December 21, 1994, under the laws of the Commonwealth of Massachusetts, for the purpose of acquiring and operating the Austin, Texas Doubletree Guest Suites hotel (Austin). B.D. Eastrich BWI No. 1 Limited Partnership and B.D. Eastrich Troy No. 1 Limited Partnership were both formed on May 5, 1995, under the laws of the State of Delaware, for the purpose of acquiring and operating the Baltimore/Washington International Airport (BWI) and the Troy, Michigan (Troy) Doubletree Guest Suites hotels.

     The limited partner interests of the Partnerships are owned by AEW Partners, L.P., a Delaware limited partnership. The general partner interests of the Partnerships are owned by separate limited partnerships or limited liability companies which are ultimately owned by AEW Partners, L.P. AEW Partners, L.P. is treating these three partnerships as a separate portfolio and therefore the reporting entity is the combined financial statements of the Partnerships. All significant intercompany transactions have been eliminated upon combination.

     The financial statements exclude the results of operations and balances of beverage sales at Austin. In accordance with Texas state law, the beverage sales must be performed by an organization chartered domestically.

     Austin consists of 189 guest rooms, a restaurant, a fitness center and 5,000 square feet of meeting space. BWI consists of 251 guest rooms, a restaurant and lounge, a fitness center and 5,800 square feet of meeting space. Troy consists of 251 guest rooms, a restaurant and lounge, a fitness center and 5,800 square feet of meeting space.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND EQUIVALENTS

     Cash consists of cash in interest bearing checking accounts. The Partnerships consider all liquid investments with maturities of three months or less to be cash equivalents.

     RESTRICTED CASH

     Restricted cash consists of real estate tax escrows as well as cash reserved for future capital improvements relating to the Partnerships' property and equipment.

     INVENTORIES

     Inventories, consisting primarily of food, beverage, and gift shop merchandise are carried at the lower of cost or market using the first-in, first-out method.

                            AEW DOUBLETREE PORTFOLIO

                      FOR THE YEAR ENDED DECEMBER 31, 1996




     BUILDINGS AND IMPROVEMENTS

     Buildings and improvements are stated at cost, and are depreciated using the straight-line method over their estimated useful lives, generally 30 years.

     FURNITURE, FIXTURES, AND EQUIPMENT

     Furniture, fixtures, and equipment are stated at cost, and depreciated using the straight-line method over their estimated useful lives, generally five years.

     ORGANIZATIONAL AND DEFERRED FINANCING COST

     Organizational and deferred financing costs are amortized using the straight-line method over three years or the term of the related long-term debt, respectively. Accumulated amortization at December 31, 1996 was $951,673.

     ADVERTISING

     The Partnerships expense advertising cost as incurred. During 1996, the Partnerships expensed $62,142 relating to advertising.

     INCOME TAXES

     Under provisions of the Internal Revenue Code, the Partnerships are not taxable entities; accordingly, taxable income or losses are allocated to the partners of each partnership for inclusion in their respective income tax returns. No provision for income taxes has been included in the accompanying financial statements.

     USE OF ESTIMATES

     The preparation of the combined financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.   LONG-TERM DEBT

     Long-term debt at December 31, 1996 consists of three mortgage notes payable secured by all three hotel properties with a combined carrying value of $51,844,413.

                            AEW DOUBLETREE PORTFOLIO

                      FOR THE YEAR ENDED DECEMBER 31, 1996



     Mortgage note payable, bearing interest at
     7.86%, amortized over 20 years, maturing October
     10, 2000 at which time the remaining balance will
     be approximately $8,760,000                          $ 9,747,581

     Mortgage note payable, bearing interest at
     7.65%, amortized over 20 years, maturing March 10,
     2001 at which time the remaining balance will be
     approximately $9,350,000                              10,524,851

     Mortgage note payable, bearing interest at
     LIBOR rate plus 2.08%, 7.53% at December 31, 1996,
     amortized over 20 years, maturing April 1, 2001 at
     which time the remaining balance will be
     approximately $10,830,000                             12,267,172
                                                          -----------

                                                          $32,539,604
                                                          ===========

     Principal payment requirements for the next five years are as follows:

                  1997                    $   750,765
                  1998                        835,175
                  1999                        903,166
                  2000                      9,658,958
                  2001                     20,391,540
                                          -----------

                                          $32,539,604
                                          ===========

4.   COMMITMENTS

     The hotel operations of each of the Partnerships are managed by Doubletree Partners (Doubletree). Doubletree is currently managing the hotel properties under management agreements (the Agreements) which expire approximately ten years from the date of purchase. The Agreements provide for a base management fee and an incentive management fee to Doubletree based on a percentage of the Partnerships' gross revenues, or excess cash flow, respectively, both as defined in the Agreements. In connection with the Agreements, the Partnerships incurred management fees of $642,805 and incentive management fees of $164,533 for the year ended December 31, 1996.

     In addition, as defined in the Agreements, a Sale Termination Bonus is required to be paid to Doubletree in the event that the net proceeds from the sale, as defined, exceed the preferred return to the partners of the Partnerships.

5.   SUBSEQUENT EVENTS:

     On March 20, 1997, the Partnership sold the three hotels for approximately $80,100,000.

                          INDEPENDENT AUDITORS' REPORT

To the Partners of PSH Master L.P. I:

    We have audited the accompanying balance sheets of PSH Master L.P. I (the "Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' deficit, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our report dated February 14, 1997, we did not express an opinion on the financial statements of the Partnership for the three years in the period ended December 31, 1996 because the Partners' capital deficiency and uncertainty regarding the Partnership's ability to make the final payment on the mortgage loan on August 1, 1997 or refinance the debt raised substantial doubt about its ability to continue as a going concern. As discussed in Note 12, on April 22, 1997 the Partnership entered into a purchase and sale agreement to sell all its hotels. Accordingly, our present opinion on such financial statements, as expressed herein, is different from our prior report on such financial statements.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 12 to the financial statements, on April 22, 1997, the Partnership entered into a purchase and sale agreement to sell all of its hotels to FelCor Suites Limited Partnership; the sales transaction, distribution of all net proceeds and liquidation of the Partnership is contingent upon approval by the unit holders of a majority of the outstanding units of the Partnership. Additionally, the consummation of the sale is contingent upon the written approval by the land lessor of one of the properties. These matters raise substantial doubt about the Partnership's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





DELOITTE & TOUCHE LLP

Columbus, Ohio
February 14, 1997
[except for Note 12
as to which the date is May 30, 1997]

                               PSH MASTER L.P. I
                                 BALANCE SHEETS

                                                             MARCH 31, 1997  DECEMBER 31, 1996   DECEMBER 31, 1995
                                                             --------------  -----------------   -----------------
                                                              (UNAUDITED)
                ASSETS

Current assets:
   Cash and cash equivalents ............................     $  2,760,593      $  1,586,070      $    579,253
   Accounts receivable, trade ...........................        1,289,011         1,095,968           986,029
   Inventories ..........................................          109,709           119,462           103,444
   Prepaid expenses and other ...........................          484,882           401,083           335,179
   Cash held in escrow ..................................          464,084           268,907           346,089
                                                              ------------      ------------      ------------
          Total current assets ..........................        5,108,279         3,471,490         2,349,994
                                                              ------------      ------------      ------------

Property and equipment:
   Land .................................................        3,780,000         3,780,000         3,780,000
   Leasehold interest in land ...........................        7,440,000         7,440,000         7,440,000
   Hotels ...............................................       36,499,582        36,401,424        36,191,902
   Furniture, fixtures and equipment ....................       12,189,070        12,139,268        11,104,168
                                                              ------------      ------------      ------------
          Total .........................................       59,908,652        59,760,692        58,516,070
   Less accumulated depreciation and amortization .......      (24,906,989)      (24,367,593)      (22,338,504)
                                                              ------------      ------------      ------------
          Total property and equipment, net .............       35,001,663        35,393,099        36,177,566
                                                              ------------      ------------      ------------

Other assets:
   Replacement reserve fund .............................              111            49,111            46,524
   China, glass, linen and silver .......................          781,590           781,590           781,590
   Deferred financing fees, organization costs
      and other, net ....................................           90,485           129,404           319,563
                                                              ------------      ------------      ------------
          Total other assets ............................          872,186           960,105         1,147,677
                                                              ------------      ------------      ------------

Total assets ............................................     $ 40,982,128      $ 39,824,694      $ 39,675,237
                                                              ============      ============      ============

            LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
   Current portion of mortgage notes payable ............     $ 45,422,230      $ 45,502,185      $    273,979
   Accounts payable .....................................          963,305         1,542,608         1,739,648
   Due to affiliates ....................................           65,859            43,212            37,442
   Accrued expense:
     Payroll and related taxes ..........................          725,200           524,870           342,265
     Real estate and other taxes ........................          421,378           115,370            95,671
     Interest ...........................................            4,271             4,271
     Other ..............................................          373,992           172,103           171,966
                                                              ------------      ------------      ------------
          Total current liabilities .....................       47,976,235        47,904,619         2,660,971
                                                              ------------      ------------      ------------

Note payable ............................................          500,000           500,000           500,000
Mortgage notes payable, less current portion ............                                           45,528,387
                                                              ------------      ------------      ------------

Partners' Deficit:
   General Partner - 1% interest ........................         (256,551)         (263,067)         (267,409)
   Limited Partners - 99% interest
      (3,110,000 units authorized and outstanding) ......       (7,237,556)       (8,316,858)       (8,746,712)
                                                              ------------      ------------      ------------
       Total partners' deficit ..........................       (7,494,107)       (8,579,925)       (9,014,121)
                                                              ------------      ------------      ------------

          Total liabilities and partners' deficit .......     $ 40,982,128      $ 39,824,694      $ 39,675,237
                                                              ============      ============      ============


   The accompanying notes are an integral part of these financial statements.

                               PSH MASTER L.P. I
                            STATEMENTS OF OPERATIONS



                                                THREE MONTHS ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                                ----------------------------     ----------------------------------------------
                                                     1997           1996           1996             1995               1994
                                                  ----------     ----------     -----------     ------------      ------------
                                                           (UNAUDITED)
Revenues:
   Suites .............................           $5,949,641     $5,127,145     $19,271,365     $ 16,917,194      $ 16,141,594
   Other ..............................            1,522,132      1,448,676       5,413,438        4,970,035         4,641,074
                                                  ----------     ----------     -----------     ------------      ------------

          Total revenues ..............            7,471,773      6,575,821      24,684,803       21,887,229        20,782,668
                                                  ----------     ----------     -----------     ------------      ------------

Operating costs and expenses:
   Direct operating:
     Suites ...........................            1,108,388      1,005,767       4,105,760        3,686,203         3,356,235
     Other ............................              982,111        966,185       3,842,769        3,534,968         3,367,423
   Other operating:
     Sales, general and administrative             1,421,402      1,330,259       5,131,917        4,743,202         4,536,546
     Energy and maintenance ...........              532,590        493,039       2,140,891        1,995,534         1,910,640
     Rents, taxes and other ...........              527,444        528,829       1,971,428        1,809,115         1,920,839
     Partnership administrative .......               68,877         55,852         164,885          160,520           144,180
     Depreciation and amortization  ...              578,316        552,063       2,219,247        1,977,413         1,888,789
                                                  ----------     ----------     -----------     ------------      ------------

          Total operating costs and
                      expenses ........            5,219,128      4,931,994      19,576,897       17,906,955        17,124,652
                                                  ----------     ----------     -----------     ------------      ------------


Income from operations ................            2,252,645      1,643,827       5,107,906        3,980,274         3,658,016
Interest income .......................               13,276         23,813          66,346           18,465            22,376
Interest expense ......................            1,180,103      1,187,862       4,740,056        4,769,181         4,753,485
                                                  ----------     ----------     -----------     ------------      ------------

Net income (loss) .....................           $1,085,818     $  479,778     $   434,196     $   (770,442)     $ (1,073,093)
                                                  ==========     ==========     ===========     ============      ============

Net income (loss) per unit of
     limited partnership interest .....           $     0.35     $     0.15     $      0.14     $      (0.25)     $      (0.34)
                                                  ==========     ==========     ===========     ============      ============





   The accompanying notes are an integral part of these financial statements.

                               PSH MASTER L.P. I
                        STATEMENTS OF PARTNERS' DEFICIT


                                                       GENERAL     LIMITED
                                                       PARTNER     PARTNERS         TOTAL
                                                      ---------   -----------    -----------
Deficit balance, December 31, 1993 ...............    $(248,974)  $(6,921,612)   $(7,170,586)
   Net loss ......................................      (10,731)   (1,062,362)    (1,073,093)
                                                      ---------   -----------    -----------

Deficit balance, December 31, 1994 ...............     (259,705)   (7,983,974)    (8,243,679)
   Net loss ......................................       (7,704)     (762,738)      (770,442)
                                                      ---------   -----------    -----------

Deficit balance, December 31, 1995 ...............     (267,409)   (8,746,712)    (9,014,121)
   Net income ....................................        4,342       429,854        434,196
                                                      ---------   -----------    -----------

Deficit balance, December 31, 1996 ...............     (263,067)   (8,316,858)    (8,579,925)

Net income (unaudited) ...........................        6,516     1,079,302      1,085,818
                                                      ---------   -----------    -----------

Deficit balance, March 31, 1997 (unaudited) ......    $(256,551)  $(7,237,556)   $(7,494,107)
                                                      =========   ===========    ===========





   The accompanying notes are an integral part of these financial statements.

                               PSH MASTER L.P. I
                            STATEMENTS OF CASH FLOWS


                                                              THREE MONTHS ENDED
                                                                    MARCH 31,                       YEAR ENDED DECEMBER 31,
                                                           --------------------------    -----------------------------------------
                                                               1997           1996           1996           1995           1994
                                                           -----------    -----------    -----------    -----------    -----------
                                                                  (UNAUDITED)
Cash provided (used) by operations:
   Net income (loss) ...................................   $ 1,085,819    $   479,778    $   434,196    $  (770,442)   $(1,073,093)
   Changes not requiring cash:
      Depreciation and amortization ....................       578,316        552,063      2,219,247      1,977,413      1,888,789
   Working capital changes:
      (Increase) decrease in accounts receivable,
       trade ...........................................      (193,043)      (520,965)      (109,939)        76,856       (249,664)

      Increase in inventories, prepaid expenses
        and other ......................................       (74,046)       (39,499)       (81,922)      (146,544)       (46,272)
      Increase (decrease) in accounts payable
        and accrued expenses ...........................       128,924       (155,367)         5,401        417,034          9,980
      Increase (decrease) in accrued interest payable ..                        4,271          4,271       (403,639)        93,889

      Increase (decrease) in due to affiliates .........        22,647         20,296          5,770           (727)         3,492
                                                           -----------    -----------    -----------    -----------    -----------

      Cash provided by operations ......................     1,548,617        340,577      2,477,024      1,149,951        627,121
                                                           -----------    -----------    -----------    -----------    -----------

Financing and capital transactions:
   Guaranty payments from General Partner ..............                                      47,535         41,589         53,475
   Proceeds from notes payable .........................                                                                   500,000
   Payments of mortgages ...............................       (79,955)       (72,198)      (300,181)      (369,512)      (223,389)
                                                           -----------    -----------    -----------    -----------    -----------
   Cash (used) provided by financing and
     capital transactions ..............................       (79,955)       (72,198)      (252,646)      (327,923)       330,086
                                                           -----------    -----------    -----------    -----------    -----------


Investment and other transactions:
   (Increase) decrease in replacement reserve fund .....        49,000       (164,862)        (2,587)       657,766       (331,199)
   Increase in china, glass, linen and silver ..........                                                                    (1,866)
   (Increase) decrease in cash escrow
      for real estate taxes ............................      (195,177)      (197,400)        77,182       (158,950)        13,141
   Additions to property and equipment .................      (147,962)      (101,479)    (1,292,156)    (1,046,723)      (991,477)
                                                           -----------    -----------    -----------    -----------    -----------

   Cash used by investment and other transactions ......      (294,139)      (463,741)    (1,217,561)      (547,907)    (1,311,401)
                                                           -----------    -----------    -----------    -----------    -----------

Increase (decrease) in cash and cash equivalents .......   $ 1,174,523    $  (195,362)   $ 1,006,817    $   274,121    $  (354,194)
                                                           ===========    ===========    ===========    ===========    ===========


Supplemental disclosure of cash flow information --
   cash paid for interest ..............................   $ 1,180,103    $ 1,189,746    $ 4,735,783    $ 5,172,820    $ 4,659,596
                                                           ===========    ===========    ===========    ===========    ===========





   The accompanying notes are an integral part of these financial statements.

                       NOTES TO THE FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

    The accompanying financial statements of PSH Master L.P. I (the Partnership) have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership incurred net losses from inception through 1995. However, in 1996 the Partnership realized net income of $434,196. Net losses for the years 1995 and 1994 were ($770,442) and ($1,073,093), respectively. The Partnership had a partners' deficit of ($8,597,925) at December 31, 1996.

    The final payment on the Partnership's real estate mortgage notes due on August 1, 1997 (see Note 7), the accumulated Partners' deficits and the uncertainty of the Partnership's ability to refinance the first mortgage debt on maturity, raise substantial doubt about the Partnership's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Partnership be unable to continue as a going concern. The General Partner is presently in discussion with potential buyers of all three hotels. The General Partner believes that the hotels can be sold or refinanced prior to the maturity of the existing mortgage debt. To sell all three hotels within a twelve-month period, the General Partner must seek the approval from the holders of a majority of the Units of Limited Partnership Interest (see Note 12).

(2)  BANKRUPTCY OF GENERAL PARTNER

    On February 1, 1991, PC Development Limited Partnership, the General Partner, along with one of its general partners and two affiliated corporations, filed for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code. On December 30, 1991, the debtors filed a Joint Plan of Reorganization and Disclosure Statement and, on April 19, 1992, the court confirmed the Plan.

    An unsecured claim in the amount of $5,038,658 was filed in the bankruptcy case on behalf of the Partnership due to the General Partner's default under the Performance and Break-even Guaranty (the Guaranty Agreement). Total payments received to date by the Partnership against its unsecured claim total $757,870. The Partnership expects to receive total payments of approximately $2,000,000, including amounts previously received. This amount includes operating profits and sale proceeds from a hotel owned by the General Partner. Due to the remaining variables in the Plan, however, there are no assurances as to the actual amount to be received. The Plan also provides that PC
Development Limited Partnership will continue as the General Partner of the Partnership.

(3)  ORGANIZATION AND BUSINESS

    The Partnership is a Delaware limited partnership formed on April 3, 1987. The Partnership will continue in existence until the close of Partnership business on December 31, 2037, or until its earlier termination in accordance with the provisions of the Amended and Restated Agreement of Limited Partnership (the Partnership Agreement).

    On July 23, 1987, the Partnership received the net proceeds of an initial public offering of 3,110,000 Units of Limited Partner Interest representing gross offering proceeds of $31,100,000. On July 30, 1987, the Partnership purchased from its General Partner the Tampa hotel and the Disney hotel. On December 15, 1987, the Partnership purchased and opened the Raleigh/Durham hotel.

    The Partnership is a party to a Management Agreement with Doubletree to operate and manage the hotels. The Management Agreement expires on December
29, 2011 with two consecutive ten year renewal options. The Partnership pays a base management fee of 4.75% of hotel revenues. Doubletree assessed the properties three and one-half percent of total departmental revenues for national advertising during 1994 and four percent of room revenues for national advertising and centralized reservation services in 1995. Effective January 1, 1996, Doubletree assessed the properties three and one-half percent of room revenues for national advertising and centralized reservation services. Other centralized services such as accounting are provided by Doubletree to the Partnership's properties based upon each hotel's share of such costs.

(4)  SIGNIFICANT ACCOUNTING POLICIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Partnership's significant accounting policies are as follows:

Inventories:

    Inventories, consisting principally of food and beverages, are valued at the lower of cost (first-in, first-out) or market.

Property and equipment:

    The initial purchase price allocation to land, leasehold interest in land, hotels, and furniture, fixtures and equipment was based upon independent appraisals obtained in connection with the public offering. Any cash payments made by the General Partner pursuant to its Guaranty Agreement (see Notes 2, 9, and 10) are recorded as a reduction in the purchase price originally allocated to the hotels. Depreciation and amortization are provided using the straight-line method over the estimated useful lives or lease terms, as follows:

    Leasehold interest in land--initial lease life of 45 years; hotels--45 years; furniture, fixtures and equipment--3, 5, and 10 years.

China, glass, linen and silver:

    A portion of the initial purchase price was allocated to china, glass, linen and silver for the amounts on-hand on the date of acquisition. The base stock method of accounting is used whereby the cost of maintaining and replenishing the base stock is expensed as incurred.

Deferred financing fees and organization costs:

    Deferred financing fees are amortized over the life of the related loans and credit agreements using the straight- line method. Organization costs are amortized over five years using the straight-line method. Such fees and costs are net of accumulated amortization of $1,570,798 and $1,380,640 at December 31, 1996 and December 31, 1995, respectively.

Self-Insurance Program:

    The Partnership uses a retrospective self-insurance plan for workers' compensation. A provision has been made in the financial statements, based on information currently available, which represents the expected future payments based on the estimated ultimate cost for incidents incurred prior to the balance sheet dates. Encompassed in this provision are refundable workers' compensation deposits which result from deposit payments made in excess of the estimated ultimate cost expected to be incurred.

Cash and cash equivalents:

The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash is primarily held in one bank.

(5)  REPLACEMENT RESERVE FUND

    As required under current debt agreements the Partnership funded replacement reserves based upon revenue percentages of 2% for the Tampa and Raleigh/Durham hotels and 3% for the Disney hotel during 1995, and 1994. Beginning in 1996 replacement reserves were calculated at 4% of revenues at all three hotels. During the years ended December 31, 1996, 1995 and 1994, $990,026, $526,745, and $503,104 respectively, were reserved to fund capital improvements.

(6)  LEASES

    The land for the Disney hotel is leased by the Partnership under an operating lease, the initial term of which expires March 11, 2032, with a renewal option for an additional period of 25 years. The Partnership pays annual rent based upon specified percentages of suite, food and beverage, and other hotel revenues, subject to a $100,000 minimum annual rent. Rent is computed and paid quarterly. Rent expense under this lease was $726,177 in 1996, $596,269 in 1995, and $592,453 in 1994.

(7) REAL ESTATE MORTGAGE NOTES

    The nonrecourse notes in the original aggregate amount of $43,300,000 are secured by the first mortgages on the hotels, including the ground lease at the Disney hotel. In February, 1991, the lender applied $2,000,000 of the General Partner's funds, previously held in escrow, against the principal balance of the notes. On May 26, 1993, the Partnership modified certain terms of the mortgage loan documents. Accordingly, during 1993 unpaid interest accruing in the aggregate amount of $4,876,267 was added to the principal balance of the mortgage computed at the contract rate of 10.25%. Additionally, the Partnership borrowed $219,000 during 1993 to pay for closing costs incurred with the modifications. Beginning in February, 1994 interest was payable at an annual rate of 10.25% of $41,300,000 (original loan balance). During 1994, 1995 and 1996, the Partnership made monthly payments of principal and interest on the outstanding principal of $46,395,267 based upon a 30-year amortization schedule. A final payment, which will include principal of $45,502,185 and interest, is due on August 1, 1997. The lender will also receive 25% of the net proceeds, as defined, at the sale of the hotels, or 25% of the net proceeds based upon market value if the hotels are not sold prior to the maturity of the loan, as appreciation interest.

    The Partnership is subject to prepayment penalties at all times except on the interest adjustment date and during the last three months of the loan term. Any future subordinate financing to be secured by all or any of the hotels is subject to the lender's prior consent.

    Due to the Partnership's current financial condition and excessive cost, assessment of the fair value was determined to be impracticable.

(8) NOTE PAYABLE

    On October 26, 1994, the Partnership borrowed $500,000 from Doubletree for capital improvements. This nonrecourse note is secured by second mortgages on the hotels and is due at the termination of the management agreement with Doubletree (see Note 3). Interest is computed at 10.25% payable monthly in arrears and payment is equal to the lesser of the monthly computed interest due or monthly available cash flow from the Partnership.

    Due to the Partnership's current financial condition and excessive cost, assessment of the fair value was determined to be impracticable.

(9)  RELATED PARTIES

    The General Partner, an affiliate, is generally empowered by the Partnership Agreement to conduct, direct and exercise full control over all activities of the Partnership.

    Total fees charged by Doubletree to the Partnership for management, advertising, reservation and accounting services were $2,151,820, $1,793,723 and $1,919,253 during 1996, 1995 and 1994, respectively. Nuho Company, a successor to PH Management Company (a previous management company) pursuant to the bankruptcy plan, received residual management fees of $579,078, $515,669, and $487,783 during 1996, 1995, and 1994, respectively. These fees were used by Nuho Company to fund required payments to the creditors in the bankruptcy, including the Partnership.

(10) PARTNERSHIP DISTRIBUTIONS AND ALLOCATIONS

    Pursuant to the terms of the renegotiated debt, the Partnership is precluded from making cash distributions to the partners until such time as the interest capitalized by the lender (see Note 7) has been repaid. This is not expected to occur prior to the maturity of the first mortgage loans on August 1, 1997.

    Cash flow available for distribution will be distributed 99 percent to the Unitholders and 1 percent to the General Partner until the Unitholders have received cash distributions sufficient to provide a 10 percent (11 percent for the fiscal years 1987 through 1990) non-compounded, cumulative return on the weighted average balances of the net invested capital (originally $31,100,000 in the aggregate) outstanding during such year. Any remaining cash flow available for distribution in excess of the foregoing amounts will be distributed 15 percent to the General Partner and 85 percent to the Unitholders, until the General Partner has received an amount equal to 10 percent of all cash flow available for distribution which has been distributed and, thereafter, 90 percent to the Unitholders and 10 percent to the General Partner.

    Sale or refinancing proceeds, net of any appreciation interest due the lender (see Note 7), will be distributed 99 percent to the Unitholders and 1 percent to the General Partner until the Unitholders have received (from all prior distributions of cash, regardless of source) a 10 percent non-compounded, cumulative return on their weighted average net invested capital and a return of their net invested capital balances. Any remaining sale or refinancing proceeds will be distributed 70 percent to the Unitholders and 30 percent to the General Partner.

    Distributions resulting from a liquidation of the Partnership will be paid to the Partners in accordance with their positive capital account balances after such balances have been adjusted to reflect allocations of taxable income and taxable loss.

    For federal income tax purposes, taxable income, whether from operations or the sale of a hotel, is allocated first to restore any deficit balances of the General Partner and Unitholders on a proportionate basis. Unitholders and the General Partner are then allocated taxable income 99 percent and 1 percent, respectively, (to the extent of cash distributions in this ratio) until the Unitholders have been allocated an amount equal to their net invested capital plus a 10 percent (11 percent for fiscal years 1987 through 1990) non-compounded, cumulative return on the weighted average balances of the net invested capital outstanding plus all prior distributions to the Unitholders of sale or refinancing proceeds. Thereafter, taxable income is allocated in the same proportions as and to the extent of distributions of cash.

    For federal income tax purposes, taxable loss, whether from operations or the sale of a hotel, is allocated first to the extent of previously allocated taxable income in excess of distributions of cash and, thereafter, 99 percent to the Unitholders and one percent to the General Partner, except that the General Partner shall receive a special loss allocation to the extent of its cash payments pursuant to the Guaranty Agreement. Unitholders of record on the last day of each month will be allocated the proportionate share of income or loss for that entire month.

    Cash payments made by the General Partner pursuant to its Guaranty Agreement have been recorded as a reduction of the purchase price of the hotels. Accordingly, net property and equipment has been reduced by $10,469,829, reflecting $12,477,870 in payments by the General Partner net of accumulated depreciation of $2,008,041, through December 31, 1996. The equity accounts of the Limited Partners and the General Partner reflect a 99 percent and 1 percent allocation, respectively, of cumulative losses through December 31, 1996.

(11) INCOME TAXES

    Partnership taxable income or loss is allocated to the Partners according to the Partnership Agreement for inclusion in the determination of their taxable income. Accordingly, the accompanying financial statements include no provision for income taxes. The Partnership has considered statement of Financial Accounting Standard Number 109 "Accounting for Income Taxes" and, given the cumulative operating losses, has concluded that this standard has no impact on the Partnership's current financial statements.

    The net income for 1996, as reported on the Partnership's federal tax return was $535,339. The net losses for 1995 and 1994, as reported on the Partnership's federal tax return were ($701,970) and ($1,934,790), respectively, and differ from the net losses as reported in the accompanying financial statements primarily due to the difference between tax and book depreciation charges. This difference is due principally to cash payments made by the General Partner pursuant to its Guaranty Agreement (See Note 2) being recorded as a capital contribution for tax purposes versus a reduction in net property and equipment for financial reporting purposes and different depreciation lives for tax and book purposes. The net income/(losses) for tax purposes allocable to the Unitholders during 1996, 1995, and 1994 were $331,167 or $.11 per unit, ($653,778) or ($.21) per unit, and ($1,862,502) or ($.60)
per unit, respectively.

    Under the Revenue Act of 1987, the Partnership's interest income is taxable to its Partners in the current year as portfolio income while the loss from operations for tax purposes is suspended. This suspended loss can only be used to offset future taxable income of the Partnership or can be recognized by a partner upon a complete disposition of his interest in the Partnership. The provision of the Revenue Act of 1987 which taxes publicly traded partnerships as corporations does not apply to PSH Master L.P. I until 1998.

    The Revenue Act of 1987 included a provision which will treat publicly-traded partnerships, such as the Partnership, as corporations for Federal income tax purposes beginning January 1, 1998. The effect of treating publicly-traded partnerships as corporations will be to tax the income of the partnership at the entity level and reflect distributions to partners as dividends. Additional costs to the Partnership for such taxes would reduce the amount available for distribution to the partners.

(12) SUBSEQUENT EVENTS

    On April 22, 1997 the Partnership entered into a purchase and sale agreement to sell all its hotels to FelCor Suites Limited Partnership, an affiliate of FelCor Suite Hotels, Inc. for $64,800,000. FelCor Suite Hotels, Inc., located in Irving, Texas, is one of the largest publicly-traded hotel REITs.

    The sale, which is expected to occur before the end of July, will result in the liquidation of PSH Master L.P. I and a distribution to unit holders of all net proceeds. The sales transaction, distribution of all net proceeds and liquidation of the Partnership is contingent upon approval by the unit holders of a majority of the outstanding units of the Partnership. Additionally the consummation of the sale is contingent upon the written approval by the land lessor of the property at Lake Buena Vista, Florida. FelCor's board of directors has already approved the transaction.

(13) INTERIM INFORMATION (UNAUDITED)

    The interim condensed combined financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations and financial position for such periods. All such adjustments reflected in the interim condensed financial statements are considered to be of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1996.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

FelCor Suite Hotels, Inc.

We have audited the accompanying combined balance sheet of the DS Hotels (described in Note 1) as of December 31, 1996 and the related combined statements of revenues over expenses, equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the management of the DS Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the DS Hotels.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the DS Hotels as of December 31, 1996 and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




COOPERS & LYBRAND L.L.P.

Dallas, Texas

June 2, 1997

DS HOTELS
COMBINED BALANCE SHEETS
December 31, 1996 and March 31, 1997 (unaudited)

                    ASSETS                                          December 31,        March 31,
                                                                        1996              1997
                                                                    ------------      ------------
                                                                                       (unaudited)
Investments in hotel properties, at cost:
   Land                                                             $  2,871,387      $  2,871,387
   Buildings and improvements                                         28,902,645        28,918,213
   Furniture and equipment                                            15,010,788        15,323,609
                                                                    ------------      ------------

                                                                      46,784,820        47,113,209
Less accumulated depreciation                                        (15,308,559)      (16,078,049)
                                                                    ------------      ------------

Net investment in hotel properties                                    31,476,261        31,035,160
Cash and cash equivalents                                                145,186            93,224
Accounts receivable, net                                                 382,241           466,984
Inventories                                                               54,694            50,518
Prepaid expenses                                                          94,664           158,789
Other assets                                                              96,990            96,052
                                                                    ------------      ------------
        Total assets                                                $ 32,250,036      $ 31,900,727
                                                                    ------------      ------------


                    LIABILITIES AND EQUITY

Accounts payable, trade, accrued expenses and other liabilities        1,159,083           802,501
                                                                    ------------      ------------


Commitments and contingencies (Note 3)

Equity                                                                31,090,953        31,098,226
                                                                    ------------      ------------


        Total liabilities and equity                                $ 32,250,036      $ 31,900,727
                                                                    ------------      ------------


   The accompanying notes are an integral part of these combined financial statements.

DS HOTELS
COMBINED STATEMENTS OF REVENUES OVER EXPENSES for the year ended December 31, 1996 and the three-month periods ended March 31, 1997 and 1996 (unaudited)

                                                  Year Ended           Three Months Ended
                                                  December 31,              March 31,
                                                      1996             1997           1996
                                                  ------------      ----------     ----------
                                                                    (unaudited)    (unaudited)
Revenues:
    Suite revenue                                 $ 13,287,778      $3,343,079     $3,270,182
    Restaurant rent                                     42,099          10,572         15,826
    Other revenue                                      735,410         184,368        186,039
                                                  ------------      ----------     ----------
         Total revenue                              14,065,287       3,538,019      3,472,047
                                                  ------------      ----------     ----------


Expenses:
    Property and operating costs and expenses        3,447,437         850,045        834,778
    General and administrative                       1,016,047         229,218        247,002
    Franchise fees                                     222,888          53,431         48,257
    Advertising and promotion                        1,119,819         265,905        293,367
    Repairs and maintenance                            746,984         194,053        186,963
    Utilities                                          769,858         204,503        206,109
    Management fee                                     701,785         176,250        173,179
    Net food and beverage loss (profit)                (60,725)         30,956          4,215
    Depreciation                                     3,014,474         769,490        731,255
    Real estate and personal property taxes,
      and insurance                                    987,406         267,321        244,303
    Other expense                                      114,033          27,356         25,202
                                                  ------------      ----------     ----------

         Total expenses                             12,080,006       3,068,528      2,994,630
                                                  ------------      ----------     ----------


         Revenues over expenses                   $  1,985,281      $  469,491     $  477,417
                                                  ------------      ----------     ----------


             The accompanying notes are an integral part of these
                        combined financial statements.

DS HOTELS
COMBINED STATEMENTS OF EQUITY
for the year ended December 31, 1996

Balance, December 31, 1995                                       $ 32,435,255

   Revenues over expenses                                           1,985,281

   Net distributions                                               (3,329,583)
                                                                 ------------


Balance, December 31, 1996                                         31,090,953

   Revenues over expenses (unaudited)                                 469,491

   Net distributions (unaudited)                                     (462,218)
                                                                 ------------

Balance, March 31, 1997 (unaudited)                              $ 31,098,226
                                                                 ------------






             The accompanying notes are an integral part of these
                        combined financial statements.

DS HOTELS
COMBINED STATEMENTS OF CASH FLOWS
for the year ended December 31, 1996 and the three-month periods ended March 31, 1997 and 1996 (unaudited)

                                                             YEAR ENDED         THREE MONTHS ENDED
                                                            DECEMBER 31,            MARCH 31,
                                                              1996             1997           1996
                                                            -----------      ---------      ---------
                                                                            (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
   Revenues over expenses                                   $ 1,985,281      $ 469,491      $ 477,417
   Adjustments to reconcile revenues over expenses to
    net cash provided by operating activities:
        Depreciation and amortization                         3,014,474        769,490        731,255
        Changes in assets and liabilities:
          Accounts receivable                                  (101,102)       (84,743)      (223,803)
          Inventories                                              (798)         4,176           (310)
          Prepaid expenses                                       (5,439)       (64,125)       (66,083)
          Other assets                                              382            938         (1,871)
          Accounts payable, trade, accrued expenses and
          other liabilities                                    (200,598)      (356,582)      (387,553)
                                                            -----------      ---------      ---------

     Net cash provided by operating activities                4,692,200        738,645        529,052
                                                            -----------      ---------      ---------


Cash flows used in investing activities:
   Additions to property, plant and equipment                (1,359,771)      (328,389)      (478,221)
                                                            -----------      ---------      ---------


Cash flows used in financing activities:
   Net distributions paid                                    (3,329,583)      (462,218)       (33,401)
                                                            -----------      ---------      ---------

Net increase (decrease) in cash                                   2,846        (51,962)        17,430

Cash and cash equivalents at beginning of periods               142,340        145,186        142,340
                                                            -----------      ---------      ---------

Cash and cash equivalents at end of periods                 $   145,186      $  93,224      $ 159,770
                                                            -----------      ---------      ---------






             The accompanying notes are an integral part of these
                        combined financial statements.

DS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS


1.  ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying combined financial statements of the Embassy Suites hotel in Dallas, TX and the Embassy Suites hotel in Syracuse, NY (collectively the "DS Hotels" or the "Hotels") have been presented on a combined basis because the hotels are expected to be the subject of a business combination with FelCor Suite Hotels, Inc. (the "Company"), a Maryland corporation established to acquire equity interests in existing hotel properties. The Hotels are owned by Promus Hotel Corporation or its wholly-owned subsidiaries (collectively "Promus"). All significant intercompany balances and transactions have been eliminated.

    These financial statements have been prepared to show the operations and financial position of the Hotels, substantially all of whose assets and operations will be acquired by the Company. The Hotels are included in Promus' consolidated Federal tax return. Taxes are allocated to subsidiaries by Promus based upon the separate company accrual method, however, any benefits from losses are retained by Promus and not passed down to its subsidiaries. The Company has qualified as a REIT and does not pay any federal income taxes. Accordingly, the combined financial statements have been presented on a pretax basis.

    The accompanying unaudited interim combined financial statements as of March 31, 1997 and 1996 have been prepared pursuant to the rules and regulations of the S.E.C. These financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim combined financial statements. All such adjustments are of a normal and recurring nature.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVESTMENTS IN HOTEL PROPERTIES

    The hotel properties are stated at cost. Depreciation is computed using the straight-line method based upon the following estimated useful lives:

                                                             Years
Buildings and improvements                                   25-40
Furniture and equipment                                      3-15

The owner of the DS Hotels reviews the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owner of the Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. The owner of the Hotels does not believe that there are any factors or circumstances indicating impairment of any of its investment in hotel properties.

DS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

    INVESTMENT IN HOTEL PROPERTIES, CONTINUED

    Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in operations.

    CASH EQUIVALENTS

    All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

    INVENTORIES

    Inventories, consisting predominately of room linens and foods and beverages, are stated at the lower of cost (generally, first-in, first-out) or market.

    REVENUE RECOGNITION

    Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, trade receivables, other assets, accounts payable and amounts included in accruals meeting the definition of a financial instrument approximate fair value.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  COMMITMENTS AND CONTINGENCIES

    Promus does not typically obtain franchise agreements or charge franchise fees for its owned and managed properties. However, due to a past ownership arrangment, no longer in place, the Syracuse hotel is operating under the terms of a hotel franchise agreement expiring in 1999. As the hotel is owned by the franchisor, Promus, fees are only paid for reservation and advertising services and are computed as 4% of gross room revenue.

DS HOTELS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

3.  COMMITMENTS AND CONTINGENCIES, CONTINUED

    Certain equipment is leased under noncancelable operating lease agreements expiring at varying intervals through March 2002. Minimum future rental payments required under these leases as of December 31, 1996 are as follows:

               1997                                         $   39,605
               1998                                             47,388
               1999                                             37,757
               2000                                             35,999
               2001                                             35,999
               Thereafter                                        9,000
                                                            ----------

                                                            $  205,748
                                                            ----------

    Rent expense was approximately $84,000 for the year ended December 31, 1996.

4.  RELATED PARTY TRANSACTIONS

    As discussed in Note 3, the Hotels are owned and operated by the owner of the franchise under which they operate. All franchise fees are paid to an affiliate of the owner.

    Management fees are paid to Embassy Suites, Inc., an affiliated Company, and are generally computed as 5% of total revenue for the periods presented.

    In 1996, Promus provided insurance coverage and other services to the Hotels at a cost of $366,544, which is included in the Statement of Revenues
    Over Expenses.

                    Report of Independent Public Accountants


To the Partners of
    Barshop - HII Joint Venture:


We have audited the accompanying balance sheets of BARSHOP - HII JOINT VENTURE (a Texas joint venture) as of December 31, 1996 and 1995, and the related statements of income, partners' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Joint Venture's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barshop - HII Joint Venture as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                         ARTHUR ANDERSEN LLP





Memphis, Tennessee,
       May 16, 1997.

                          BARSHOP - HII JOINT VENTURE
                                 BALANCE SHEETS
                                     AS OF

                                                   (UNAUDITED)
                                                  MARCH 31, 1997              DECEMBER 31,
                                                  --------------     ------------------------------
                                                                         1996               1995
                                                                     ------------      ------------
                           ASSETS

Current assets:
   Cash and cash equivalents                       $    882,830      $    616,550      $    319,938
   Accounts receivable, less allowance for
     doubtful accounts of $2,000                        144,449           167,346           173,143
   Inventories, at cost                                  12,008            12,008            11,787

   Prepaids and other                                     2,335             1,885             1,835
   Restricted cash (Note 7)                             358,530           266,611           114,464
                                                   ------------      ------------      ------------
       Total current assets                           1,400,152         1,064,400           621,167

Property and equipment, at cost:
   Land                                               2,107,275         2,107,275         2,107,275
   Building and improvements                         11,059,204        11,064,078        11,117,923
   Furniture, fixtures and equipment                  8,158,859         8,035,252         7,393,192
                                                   ------------      ------------      ------------
                                                     21,325,338        21,206,605        20,618,390
   Less accumulated depreciation                    (10,008,890)       (9,789,254)       (8,838,718)
                                                   ------------      ------------      ------------
                                                     11,316,448        11,417,351        11,779,672


Other assets, net of amortization                       252,770           257,285           162,069
                                                   ------------      ------------      ------------
                                                   $ 12,969,370      $ 12,739,036      $ 12,562,908
                                                   ============      ============      ============

             LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
   Accounts payable and accrued liabilities        $    480,683      $    363,742      $    471,119
   Due to Promus Hotels, Inc. (Note 6)                  198,933           180,901           153,813
   Current portion of long-term debt (Note 3)           478,570           478,570           585,041
                                                   ------------      ------------      ------------
       Total current liabilities                      1,158,186         1,023,213         1,209,973

Long-term debt (Note 3)                              12,007,695        12,123,657        11,884,843


Deferred credits                                        102,660           109,837            51,113

Commitments and Contingencies (Notes 6 and 9)

Partners' deficit                                      (299,171)         (517,671)         (583,021)
                                                   ------------      ------------      ------------
                                                   $ 12,969,370      $ 12,739,036      $ 12,562,908
                                                   ============      ============      ============

        The accompanying notes are an integral part of these statements.

                          BARSHOP - HII JOINT VENTURE
                              STATEMENTS OF INCOME



                                                     (UNAUDITED)
                                                  THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                      MARCH 31,                   DECEMBER 31,
                                             -------------------------     -------------------------
                                                1997           1996           1996           1995
                                             ----------     ----------     ----------     ----------
Revenues:
   Suite                                     $1,881,630     $1,812,326     $7,234,741     $6,990,450
   Telephone                                     71,080         63,064        245,261        247,951
   Other                                         54,887         36,456        190,867        165,935
                                             ----------     ----------     ----------     ----------
                                              2,007,597      1,911,846      7,670,869      7,404,336


Costs and expenses:
   Suites                                       433,615        427,852      1,797,701      1,790,352
   Administrative and general                   466,037        462,067      1,885,155      1,687,321
   Telephone                                     25,150         19,552         78,627         79,786
   Management fees                              114,676        111,900        430,767        365,534
   Taxes and insurance                          132,881        140,032        483,599        508,431
   Other                                         52,234        107,003        196,810        275,116
                                             ----------     ----------     ----------     ----------

     Income before depreciation and
       amortization and interest expense        783,004        643,440      2,798,210      2,697,796

   Depreciation and amortization                219,636        238,445        950,536      1,094,289
   Interest expense, net                        256,519        275,892      1,106,788      1,050,026
                                             ----------     ----------     ----------     ----------


Net Income                                   $  306,849     $  129,103     $  740,886     $  553,481
                                             ==========     ==========     ==========     ==========





        The accompanying notes are an integral part of these statements.

                          BARSHOP - HII JOINT VENTURE
                        STATEMENTS OF PARTNERS' DEFICIT
                        FOR THE YEARS ENDED DECEMBER 31



                                  PMB           PROMUS
                               ASSOCIATES     HOTELS, INC.      TOTAL
                               ----------     ------------   -----------
Balance, December 31, 1994     $(564,002)     $(564,002)     $(1,128,004)
   Net income                    276,740        276,741          553,481
   Contributions                 195,751        195,751          391,502
   Distributions                (200,000)      (200,000)        (400,000)
                               ---------      ---------      -----------

Balance, December 31, 1995      (291,511)      (291,510)        (583,021)
   Net income                    370,443        370,443          740,886
   Contributions                 225,066        225,066          450,132
   Distributions                (562,834)      (562,834)      (1,125,668)
                               ---------      ---------      -----------

Balance, December 31, 1996     $(258,836)     $(258,835)     $  (517,671)
                               =========      =========      ===========




        The accompanying notes are an integral part of these statements.

                          BARSHOP - HII JOINT VENTURE
                            STATEMENTS OF CASH FLOWS


                                                             UNAUDITED
                                                         THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                              MARCH 31,                        DECEMBER 31,
                                                     ---------------------------      -----------------------------
                                                       1997            1996              1996              1995
                                                     ---------      ------------      ------------      -----------
Cash flows from operating activities:
   Net income                                        $ 306,849      $    129,103      $    740,886      $   553,481
   Adjustments to reconcile net income
     to net cash provided by operating
     activities:
       Depreciation and amortization                   219,636           238,445           950,536        1,094,289
       Amortization of deferred financing costs          4,515            25,752            39,291           38,628
       Increase in restricted cash                     (91,919)         (136,031)         (152,147)        (109,404)
       Decrease (increase) in accounts receivable       22,897          (148,067)            5,797           (6,771)
       Increase in inventories                              --                --              (221)          (1,103)
       (Increase) decrease in prepaids and other          (450)          (29,706)              (50)             999
       Financing costs                                      --          (111,156)         (134,507)        (136,319)
       Increase (decrease) in accounts payable
         and accrued liabilities                       116,941           (19,166)         (107,377)        (126,567)
       Increase (decrease) in due to Promus
         Hotels, Inc.                                   18,032           114,991            27,088          (92,221)
       Increase (decrease) in deferred credits          (7,177)           (3,263)           58,724          (13,050)
                                                     ---------      ------------      ------------      -----------
         Cash flows provided by operating
           activities                                  589,324            60,902         1,428,020        1,201,962
                                                     ---------      ------------      ------------      -----------

Cash flows from investing activities:
   Purchase of property and equipment                 (118,733)         (161,735)         (588,215)        (540,971)
                                                     ---------      ------------      ------------      -----------
Cash flows from financing activities:
   Principal payments on long-term debt               (115,962)      (12,469,884)      (12,767,657)        (947,357)
   Principal proceeds                                       --        12,900,000        12,900,000               --
   Distributions to partners                           (88,349)               --        (1,125,668)        (400,000)
   Contributions from partners                              --                --           450,132          391,502
                                                     ---------      ------------      ------------      -----------
          Cash flows provided by (used in)
            financing activities                      (204,311)          430,116          (543,193)        (955,855)
                                                     ---------      ------------      ------------      -----------

Net increase (decrease) in cash and cash
   equivalents                                         266,280           329,283           296,612         (294,864)
Cash and cash equivalents at beginning of period       616,550           319,938           319,938          614,802
                                                     ---------      ------------      ------------      -----------
Cash and cash equivalents at end of period           $ 882,830      $    649,221      $    616,550      $   319,938
                                                     =========      ============      ============      ===========




        The accompanying notes are an integral part of these statements.

                          BARSHOP - HII JOINT VENTURE
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization-

Barshop - HII Joint Venture (the "Joint Venture") was formed on January 17, 1984, in the state of Texas, for the purpose of constructing, owning and operating an Embassy Suites Hotel (the "Hotel") in San Antonio, Texas.

The venture partners are Promus Hotels, Inc. ("PHI") and PMB Associates ("PMB"), each owning a 50% interest in the Joint Venture. The Hotel is managed by PHI, in accordance with the terms of the joint venture and management agreements.

Cash and Cash Equivalents-

Cash and cash equivalents includes short-term interest bearing accounts with original maturities of 90 days or less.

Pervasiveness of Estimates-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment-

Property and equipment are stated at cost. Costs of normal repairs and maintenance are expensed while major expenditures which extend the useful lives of the assets are capitalized.

Depreciation-

Provisions for depreciation are computed using the straight-line method over the following average estimated useful lives:

    Building and improvements                40 years

    Furniture, fixtures and equipment      3-10 years

Other Assets-

Other assets consist of deferred financing costs and a loan commitment fee. The deferred financing costs are being amortized over the term of the related debt. The loan commitment fee is a deposit with a financial institution to secure the loan for refinancing the Joint Venture's debt (Note 3). The amortization of deferred financing costs has been included in interest expense.

Deferred Credits-

Deferred credits consist of unamortized deferred income on a long-term contract with a third party for in-suite movies. This deferred income is being amortized into other revenues over the term of the related contract period.

Revenue Recognition-

Suites revenue represents revenue derived from the rental of suites for the hotel owned by the Joint Venture.

Reclassifications-

Certain prior year balances have been reclassified to conform with the current year presentation.

2. INCOME TAXES:

No provision has been made in the accounts of the Joint Venture for federal and state income taxes, as such taxes are liabilities of the individual partners. The Joint Venture's income tax returns and the amount of allocable profits or losses are subject to examination by federal and state taxing authorities. If such examinations result in changes to joint venture profits or losses, the income tax liability of the partners may also change.

The accounting records of the Joint Venture are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The net income reflected in the accompanying statements of income differs from amounts reported in the Joint Venture's federal income tax returns because of differences in accounting policies adopted for financial and tax reporting purposes.

The table below reconciles the differences for the years ended December 31:

                                                              1996            1995
                                                           ----------     -----------
   Net income in the accompanying statements
    of income                                              $  740,886     $   553,481

   Financial reporting depreciation greater than
    amount deductible for federal income tax reporting        195,378         671,417

   Other, net                                                  68,579          (2,489)
                                                           ----------     -----------

   Net income for federal income tax reporting
    purposes                                               $1,004,843     $ 1,222,409
                                                           ==========     ===========

3. LONG-TERM DEBT:

The mortgage loan payable is secured by substantially all of the Joint Venture's property and equipment. On March 20, 1996, the mortgage loan payable, scheduled to mature on September 1, 1996, was refinanced. The new maturity date is April 11, 2011. Under the new agreement, the Joint Venture makes monthly principal and interest payments of $125,448. The interest rate on the loan is 8.29% per annum.

Total future principal payments on long-term debt are scheduled to occur as follows:

         Year Ending
         December 31                                   Amount
         -----------                                 ----------
              1997                                  $   478,570
              1998                                      519,786
              1999                                      564,551
              2000                                      613,173
              2001                                      665,981
          Thereafter                                  9,760,166
                                                    -----------
                                                    $12,602,227
                                                    ===========

Interest paid in 1996 and 1995 was $1,072,485 and $1,039,142, respectively.

4. PARTNERS' DEFICIT:

The Joint Venture Agreement provides that the allocation of profits or losses and cash distributions of the Joint Venture shall be made in proportion to the Joint Venture partners' respective ownership interests.

5. RESTAURANT OPERATIONS:

An affiliate of PHI operates the Hotel's restaurant. No rent is required under this agreement.

The restaurant operator provides services for the Hotel's complimentary breakfast and bar and is reimbursed by the Joint Venture for such costs. Complimentary breakfast and bar costs are included in suites expense. The affiliate is also paid a surcharge equal to 50% of complimentary bar costs. The surcharge totaled $50,252 and $55,846 in 1996 and 1995, respectively, and is included in other expenses.

6. RELATED PARTY TRANSACTIONS:

Management Fees-

The Joint Venture entered into a management agreement with PHI to manage the operations of the Hotel. The Joint Venture pays PHI a base management fee equal to 4% of adjusted gross suites revenue, as defined, and an incentive management fee equal to 25% of annual distributable cash flow, as defined. Base management fees of $294,824 and $279,613 were incurred in 1996 and 1995, respectively. Incentive management fees of $135,943 and $85,921 were incurred in 1996 and 1995, respectively.

Marketing and Reservation Assessment-

The Joint Venture paid a combined marketing and reservation assessment to PHI equal to 3.5% of net suites revenue in 1996 and 1995. Total marketing and reservation assessments incurred were $253,212 in 1996 and $244,662 in 1995 and are included in administrative and general expense.

Operating Services-

PHI provided insurance coverage and various other services to the Joint Venture at a total cost of $210,643 and $222,914 in 1996 and 1995, respectively.

Due to PHI-

In addition to the fees and services discussed above, the Joint Venture reimburses PHI for payroll and other operating costs paid by PHI on behalf of the Joint Venture.

7. RESTRICTED ASSETS:

The management agreement specifies that the Joint Venture establish a cash reserve for those ordinary capital replacements which are necessary to maintain and operate the Hotel in accordance with the operational standards of PHI.
This reserve is funded through monthly deposits of an amount equal to 5% of adjusted gross revenues as defined in the management agreement. Withdrawals from this fund are restricted to the purchase of capital replacements, alterations, additions and improvements. At December 31, 1996, the Joint Venture had made capital expenditures above the required level by approximately $183,000, which were funded by partner contributions.

The management agreement specifies that the Joint Venture maintain a minimum cash balance for working capital requirements. At December 31, 1996, the amount of this required minimum balance was approximately $250,000.

Under the mortgage loan agreement, the Joint Venture is required to make monthly deposits into an escrow account of an amount sufficient to permit the payment of property taxes on the property. Disbursements can only be made from this account to pay property taxes. At December 31, 1996, the amount in the escrow account was $266,611.

8. UNAUDITED INTERIM FINANCIAL INFORMATION:

The interim financial information presented in the accompanying financial statements do not include all information and notes necessary for complete financial statements in conformity with generally accepted accounting principles. The results for the periods presented are unaudited, but in management's opinion, reflect all adjustments (consisting only of normal recurring adjustments) deemed necessary for a fair presentation of operating results. Results of operations for interim periods are not necessarily indicative of a full year of operations.

9. SUBSEQUENT EVENT:

On May 16, 1997 PMB sold its interest in the Joint Venture to FelCor Suites Limited Partnership.

                           FELCOR SUITE HOTELS, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE THREE MONTHS ENDED MARCH 31, 1997
          (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

    The following unaudited Pro Forma Consolidated Statements of Operations of FelCor Suite Hotels, Inc. (the "Company") are presented as if the acquisitions of all hotels owned by the Company at December 31, 1996, those hotels acquired or expected to be acquired in 1997 (collectively the "Hotels"), the equity offerings consummated during 1996 and 1997, including the proposed June 1997 equity offering and related transactions had occurred as of January 1, 1996 and the Hotels had all been leased to DJONT Operations, L.L.C. or consolidated subsidiaries (the "Lessee") pursuant to Percentage Leases. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, Pro Forma Statements of Operations of DJONT Operations, L.L.C. (the "Lessee") and the historical Statements of Operations of the Proposed Acquisitions. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

    The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed on January 1, 1996, nor does it purport to represent the results of operations for future periods.

                                                                          YEAR ENDED DECEMBER 31, 1996
                                                                          ----------------------------
                                                                             PRO FORMA ADJUSTMENTS
                                                                       ------------------------------------
                                                                       1996 ACQUISITIONS  1997 ACQUISITIONS
                                                           HISTORICAL    AND PREFERRED        AND EQUITY
                                                             COMPANY   STOCK OFFERING(A)      OFFERINGS(B)      TOTAL
                                                            --------   -----------------  -----------------    --------
Statement of Operations Data:

Revenues:
     Percentage lease revenue (C) .....................     $ 97,950         $ 12,127            $59,636       $169,713
     Income from unconsolidated partnerships (D) ......        2,010              805                308          3,123
     Other income (E) .................................          984             (984)
                                                            --------         --------            -------       --------
       Total revenues .................................      100,944           11,948             59,944        172,836
                                                            --------         --------            -------       --------

Expenses:
     General and administrative (F) ...................        1,819               76              1,408          3,303
     Depreciation (G) .................................       26,544            4,559             13,604         44,707
     Taxes, insurance and other (H) ...................       13,897            1,292              8,767         23,956
     Interest expense (I) .............................        9,803            6,100              8,287         24,190
     Minority interest in Operating Partnership (J) ...        5,590             (417)             1,135          6,308
     Minority interest in other partnerships (K) ......                                              236            236
                                                            --------         --------            -------       --------
       Total expenses .................................       57,653           11,610             33,437        102,700
                                                            --------         --------            -------       --------

Net income ............................................       43,291              338             26,507         70,136

Preferred dividends (L) ...............................        7,734            4,064                            11,798
                                                            --------         --------            -------       --------

Net income applicable to common shareholders (M) ......     $ 35,557         $ (3,726)           $26,507       $ 58,338
                                                            ========         ========            =======       ========

Net income per common share (M) .......................     $   1.54                                           $   1.66
                                                            ========                                           ========

Weighted average number of common shares
     outstanding ......................................       23,076                                             35,237
                                                            ========                                           ========

                           FELCOR SUITE HOTELS, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE THREE MONTHS ENDED MARCH 31, 1997
          (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                                THREE MONTHS ENDED MARCH 31, 1997
                                                                ---------------------------------
                                                                         PRO FORMA 1997
                                                            HISTORICAL   ACQUISITIONS AND
                                                             COMPANY     EQUITY OFFERINGS      TOTAL
                                                             -------      ---------------     -------
Statement of Operations Data:
Revenues:
     Percentage lease revenue (C) .......................    $35,370          $ 14,259        $49,629
     Income from unconsolidated partnerships (D) ........      1,127              (285)           842
     Other income (E) ...................................         95               (95)
                                                             -------          --------        -------
       Total revenues ...................................     36,592            13,879         50,471
                                                             -------          --------        -------

Expenses:
     General and administrative (F) .....................        972               100          1,072
     Depreciation (G) ...................................     10,417             2,755         13,172
     Taxes, insurance and other (H) .....................      5,207             2,188          7,395
     Interest expense (I) ...............................      5,601             1,696          7,297
     Minority interest in Operating Partnership (J) .....      1,417               211          1,628
     Minority interest in other partnerships (K) ........         21                88            109
                                                             -------          --------        -------
       Total expenses ...................................     23,635             7,038         30,673
                                                             -------          --------        -------

Net income ..............................................     12,957             6,841         19,798

Preferred dividends (L) .................................      2,949                            2,949
                                                             -------          --------        -------

Net income applicable to common shareholders (M) ........    $10,008          $  6,841        $16,849
                                                             =======          ========        =======

Net income per common share (M) .........................    $  0.39                          $  0.47
                                                             =======                          =======

Weighted average number of common shares outstanding ....     25,459                           35,526
                                                             =======                          =======

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(A) Represents pro forma adjustments to reflect the historical results of operations prior to the acquisition by the Company for those hotels acquired by the Company in 1996 as adjusted to give effect to the provisions of the Percentage Leases; the effect of the preferred stock offering prior to the date issued in May 1996; and other pro forma adjustments reflecting additional overhead expenses and interest expenses. Those hotels acquired during 1996 and the dates of acquisition are as follows:


Anaheim, California, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . . January 3, 1996
Baton Rouge, Louisiana, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . January 3, 1996
Birmingham, Alabama, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . . January 3, 1996
Deerfield Beach, Florida, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . January 3, 1996
Ft. Lauderdale, Florida, Embassy Suites   . . . . . . . . . . . . . . . . . . . . . . . January 3, 1996
Miami (Airport), Florida, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . January 3, 1996
Milpitas, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . . January 3, 1996
Phoenix (Camelback), Arizona, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . January 3, 1996
South San Francisco, California, Embassy Suites . . . . . . . . . . . . . . . . . . . . January 3, 1996
Lexington, Kentucky, Hilton . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . January 10, 1996
Piscataway, New Jersey, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . January 10, 1996
Beaver Creek (Avon-Vail), Colorado, Embassy Suites  . . . . . . . . . . . . . . . . . . February 20, 1996
Boca Raton, Florida, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . . February 28, 1996
LAX (El Segundo), California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . March 27, 1996
Mandalay, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . . May 8, 1996
Napa, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . . . . May 8, 1996
Deerfield, Illinois, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . . June 20, 1996
San Rafael (Marin County), California, Embassy Suites . . . . . . . . . . . . . . . . . July 18, 1996
Parsippany, New Jersey, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . August 1, 1996
Charlotte, North Carolina, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . August 1, 1996
Indianapolis, Indiana, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . August 1, 1996
Atlanta-Buckhead, Georgia, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . October 17, 1996
Kingston Plantation (Myrtle Beach), South Carolina, Embassy Suites  . . . . . . . . . . December 5, 1996

(B) Represents pro forma adjustments to reflect the historical results of operations prior to the acquisition by the Company for those hotels acquired by the Company in 1997 and the historical results of operations of those hotels that the Company proposes to acquire ("Proposed Acquisitions") prior to the acquisition by the Company as adjusted to give effect to the provisions of the Percentage Leases; the effect of the Company's common stock offering in the first quarter of 1997; the proposed common stock offering in June 1997; and other pro forma adjustments reflecting additional overhead expenses and interest expense. Those hotels acquired during 1997 and date acquired and the Proposed Acquisitions are as follows:

  Omaha, Nebraska, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
  Bloomington, Minnesota, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
  Los Angeles (LAX Airport North), California, Embassy Suites . . . . . . . . . . . . . . . February 18, 1997
  Dana Point, California, Hilton Inn  . . . . . . . . . . . . . . . . . . . . . . . . . . . February 21, 1997
  Troy, Michigan, Doubletree Guest Suites . . . . . . . . . . . . . . . . . . . . . . . . . March 20, 1997
  Austin (Downtown), Texas, Doubletree Guest Suites . . . . . . . . . . . . . . . . . . . . March 20, 1997
  Baltimore Washington International Airport (BWI), Maryland, Doubletree Guest Suites . . . March 20, 1997
  Atlanta (Perimeter Center), Georgia, Embassy Suites . . . . . . . . . . . . . . . . . . . February 1, 1997
  Kansas City (Country Club Plaza), Missouri, Embassy Suites  . . . . . . . . . . . . . . . February 1, 1997
  Overland Park, Kansas, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
  Raleigh, North Carolina, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
  San Antonio (Northwest), Texas, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . February 1, 1997

  Austin (Airport North), Texas, Embassy Suites . . . . . . . . . . . . . . . . . . . . February 1, 1997
  Covina, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
  Secaucus, New Jersey, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
  San Antonio (Airport), Texas, Embassy Suites  . . . . . . . . . . . . . . . . . . . . May 16, 1997

PROPOSED ACQUISITIONS


Atlanta (Gateway), Georgia
Atlanta (Galleria), Georgia
Chicago (O'Hare), Illinois
Dallas (Park Central), Texas
Phoenix (Crescent), Arizona
Lake Buena Vista (Disney World), Florida
Raleigh/Durham, North Carolina
Tampa (Rocky Point), Florida
Nashville (Airport), Tennessee
Dallas (Market Center), Texas
Syracuse, New York

    The proposed common stock offering, as further detailed in the Pro Forma Consolidated Balance Sheet, is for 9 million shares of common stock the proceeds of which are to partially finance the Proposed Acquisitions. The proposed offering also includes an offering of 1.2 million shares of common stock to repurchase 1.2 million shares of common stock from Promus at the same price.

(C) Represents historical or pro forma lease revenue from the Lessee to the Company calculated by applying the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, food and beverage rents and food and beverage revenues of all the Hotels which are consolidated for financial reporting purposes. The income from unconsolidated partnerships is included as a separate line item in the accompanying Pro Forma Statement of Operations as described in Note D. Historical suite revenues for the time period prior to the acquisition by the Company, the date of acquisition, the contractual or anticipated pro forma Percentage Lease revenue for the time period prior to acquisition by the Company and a summary of contractual or anticipated Percentage Lease terms follows (in thousands):

                                                                                  SUITE REVENUE FOR THE PERIOD
                                                                                      PRIOR TO ACQUISITION
                                                                                         BY THE COMPANY
                                                                                         --------------
                                                                  DATE OF        THREE MONTHS   THE YEAR ENDED
                   DESCRIPTION OF PROPERTY                      ACQUISITION         3-31-97         12-31-96
                   -----------------------                      -----------         -------         --------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites                    February 1, 1997      $   372        $  6,342
  Omaha, NE, Doubletree Guest Suites                          February 1, 1997          332           4,754
  Los Angeles (LAX North), Doubletree Guest Suites           February 18, 1997          830           6,263
  Dana Point, CA, Doubletree Guest Suites                    February 21, 1997          832           3,716
  Troy, MI, Doubletree Guest Suites                            March 20, 1997         1,489           6,342
  Austin, TX, Doubletree Guests                                March 20, 1997         1,366           5,696
  Baltimore (BWI), MD, Doubletree Guest Suites                 March 20, 1997         1,167           6,236
  Lake Buena Vista, FL, Doubletree Guest Suites                     (1)               2,688           8,446
  Raleigh, NC, Doubletree Guest Suites                              (1)               1,398           5,327
  Tampa (Rocky Point), FL, Doubletree Guest Suites                  (1)               1,864           5,499
  Nashville, TN, Doubletree Guest Suites                            (1)                 691           3,164
  Dallas Market Center, TX, Doubletree Guest Suites                 (1)               2,007           7,716
  Syracuse, NY, Embassy Suites                                      (1)               1,336           5,572
  Dallas (Park Central), TX, Sheraton                               (1)               3,289          13,520
  Phoenix (Crescent), AZ, Sheraton                                  (1)               3,338           9,581
  Chicago (O'Hare), IL, Sheraton Gateway Suites                     (1)               2,155           8,973
  Atlanta (Airport), GA, Sheraton Gateway Hotel                     (1)               2,196           9,841
  Atlanta (Galleria), GA, Sheraton Suites                           (1)               1,759           8,091
                                                                                    -------        --------
     Total consolidated hotels                                                      $29,109        $125,079
                                                                                    =======        ========

Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites              February 1, 1997      $   600        $  8,085
  Austin (Airport North), TX, Embassy Suites                  February 1, 1997          528           7,542
  Covina, CA, Embassy Suites                                  February 1, 1997          417           4,053
  Overland Park, KS, Embassy Suites                           February 1, 1997          403           5,624
  Kansas City (Plaza), MO, Embassy Suites                     February 1, 1997          547           7,604
  Raleigh, NC, Embassy Suites                                 February 1, 1997          624           7,592
  San Antonio (NW I-10), TX, Embassy Suites                   February 1, 1997          337           5,614
  Secaucus, NJ, Embassy Suites                                February 1, 1997          722           9,816
  San Antonio (Airport), TX, Embassy Suites                     May 16, 1997          1,882           7,235
                                                                                    -------        --------
     Total unconsolidated hotel partnerships                                        $ 6,060        $ 63,165
                                                                                    =======        ========


                                                                  PERCENTAGE LEASE REVENUE
                                                                        FOR THE PERIOD
                                                                     PRIOR TO ACQUISITION         ANNUAL  PERCENTAGE
                                                                        BY THE COMPANY               LEASE TERMS
                                                                  -----------------------      ---------------------------
                                                                                 THE YEAR                         SUITE
                                                                  THREE MONTHS     ENDED       FIRST    SECOND   REVENUE
                   DESCRIPTION OF PROPERTY                          3-31-97      12-31-96      TIER      TIER   BREAKPOINT
                   -----------------------                        ------------   --------      ----      ----   ----------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites                         $   146      $ 3,049         17%      65%      $2,468
  Omaha, NE, Doubletree Guest Suites                                   145        2,285         17%      65%      $1,703
  Los Angeles (LAX North), Doubletree Guest Suites                     341        2,591         17%      65%      $3,176
  Dana Point, CA, Doubletree Guest Suites                              400        1,395         17%      65%      $2,211
  Troy, MI, Doubletree Guest Suites                                    791        3,316         17%      65%      $1,935
  Austin, TX, Doubletree Guests                                        710        2,828         17%      65%      $1,961
  Baltimore (BWI), MD, Doubletree Guest Suites                         516        2,943         17%      65%      $2,536
  Lake Buena Vista, FL, Doubletree Guest Suites                      1,499        4,467         17%      65%      $2,272
  Raleigh, NC, Doubletree Guest Suites                                 704        2,623         17%      65%      $1,900
  Tampa (Rocky Point), FL, Doubletree Guest Suites                     999        2,703         17%      65%      $1,939
  Nashville, TN, Doubletree Guest Suites                               267        1,320         17%      65%      $1,585
  Dallas Market Center, TX, Doubletree Guest Suites                    952        3,583         17%      65%      $3,069
  Syracuse, NY, Embassy Suites                                         499        2,130         17%      65%      $3,227
  Dallas (Park Central), TX, Sheraton                                1,631        6,748         17%      65%      $4,997
  Phoenix (Crescent), AZ, Sheraton                                   1,634        4,025         17%      65%      $5,175
  Chicago (O'Hare), IL, Sheraton Gateway Suites                      1,263        5,265         17%      65%      $1,602
  Atlanta (Airport), GA, Sheraton Gateway Hotel                        979        4,548         17%      65%      $4,215
  Atlanta (Galleria), GA, Sheraton Suites                              783        3,817         17%      65%      $3,185
                                                                   -------      -------
     Total consolidated hotels                                     $14,259      $59,636
                                                                   =======      =======

Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites                   $   271      $ 3,889         17%      65%      $2,949
  Austin (Airport North), TX, Embassy Suites                           245        3,792         17%      65%      $2,378
  Covina, CA, Embassy Suites                                           154        1,293         17%      65%      $3,066
  Overland Park, KS, Embassy Suites                                    173        2,641         17%      65%      $2,114
  Kansas City (Plaza), MO, Embassy Suites                              236        3,594         17%      65%      $2,976
  Raleigh, NC, Embassy Suites                                          296        3,693         17%      65%      $2,711
  San Antonio (NW I-10), TX, Embassy Suites                            117        2,487         17%      65%      $2,474
  Secaucus, NJ, Embassy Suites                                         268        4,082         17%      65%      $4,788
  San Antonio (Airport), TX, Embassy Suites                            831        3,113         17%      65%      $3,311
                                                                   -------      -------
     Total unconsolidated hotel partnerships                       $ 2,591      $28,584
                                                                   =======      =======


 (1) Proposed Acquisitions

(D) Represents historical or pro forma income from unconsolidated partnerships to the Company calculated by applying the Company's pro rata ownership percentage to the net income of the unconsolidated partnerships, computed using the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, food and beverage rents and food and beverage revenues of all the hotels; historical taxes, insurance and other; historical depreciation expense; and historical interest expenses. The Company's cost in excess of net book value of the partnership assets deducted to arrive at income from unconsolidated partnerships. This computation is as follows:

                                                                  THREE MONTHS ENDED         YEAR ENDED
                                                                    MARCH 31, 1997        DECEMBER 31, 1996
                                                                  ------------------      -----------------
Statements of operations information:
   Percentage lease revenue ......................................     $    2,591           $   28,584
   Depreciation ..................................................          1,190               12,536
   Taxes, insurance and other ....................................            448                3,166
   Interest expense ..............................................            986                9,725
                                                                       ----------           ----------
   Net income (loss) .............................................            (33)               3,157
   50 % of  income (loss) attributable to the Company ............            (17)               1,579
   Amortization of cost in excess of book value (See Note G) .....           (268)              (1,271)
                                                                       ----------           ----------
   Income (loss) from unconsolidated partnerships ................     $     (285)          $      308
                                                                       ==========           ==========

(E) Represents elimination of historical interest income earned on excess cash.

(F) Pro forma general and administrative expenses represent executive compensation, legal, audit and other expenses. These amounts are based on historical general and administrative expenses as well as probable 1997 expenses.

(G) Represents depreciation on the Hotels. Depreciation is computed based on estimated useful lives of 40 years for buildings and improvements and five years for furniture, fixtures and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

    The pro forma depreciation adjustment for the hotels acquired in 1997 and the Proposed Acquisitions for the year ended December 31, 1996 is as follows:





                                                   FELCOR SUITE HOTELS, INC.
                                            REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                      AS OF MARCH 31, 1997
                                                         (IN THOUSANDS)

                                                                                               ASSET COST
                                                                            --------------------------------------------------
                                                             DATE OF                    BUILDING AND     FURNITURE
                DESCRIPTION OF PROPERTY                    ACQUISITION        LAND      IMPROVEMENTS    AND FIXTURES    TOTAL
                -----------------------                    -----------      -------     ------------    ------------    -----
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites               February 1, 1997   $  2,038     $ 17,731      $   612       $ 20,381
  Omaha, NE, Doubletree Guest Suites                     February 1, 1997      1,876       16,328          563         18,767
  Los Angeles (LAX North), Doubletree Guest Suites      February 18, 1997      2,208       19,205          662         22,075
  Dana Point, CA, Doubletree Guest Suites               February 21, 1997      1,787       15,545          536         17,868
  Troy, MI, Doubletree Guest Suites                       March 20, 1997       2,957       25,794          887         29,638
  Austin, TX, Doubletree Guests                           March 20, 1997       2,506       21,858          752         25,116
  Baltimore (BWI), MD, Doubletree Guest Suites            March 20, 1997       2,566       22,381          770         25,717
  3 - Doubletree Proposed Acquisitions                         (1)             7,230       62,901        2,169         72,300
  Nashville, TN, Doubletree Guest Suites                       (1)             1,080        9,396          324         10,800
  2 - Embassy Suite Proposed Acquisitions                      (1)             4,670       40,629        1,401         46,700
  5 - Sheraton Proposed Acquisitions                           (1)            20,000      174,000        6,000        200,000
                                                                            --------     --------      -------       --------
     Total consolidated hotels                                              $ 48,918     $425,768      $14,676       $490,362
                                                                            ========     ========      =======       ========




                           FELCOR SUITE HOTELS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                                                               ANNUAL DEPRECIATION EXPENSE
                                                        --------------------------------------
                                                        BUILDING AND    FURNITURE
                DESCRIPTION OF PROPERTY                 IMPROVEMENTS    AND FIXTURES     TOTAL
                -----------------------                 ------------    ------------    ------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites                 $   443        $  122        $   565
  Omaha, NE, Doubletree Guest Suites                           408           113            521
  Los Angeles (LAX North), Doubletree Guest Suites             480           132            612
  Dana Point, CA, Doubletree Guest Suites                      389           107            496
  Troy, MI, Doubletree Guest Suites                            645           177            822
  Austin, TX, Doubletree Guests                                546           150            696
  Baltimore (BWI), MD, Doubletree Guest Suites                 560           154            714
  3 - Doubletree Proposed Acquisitions                       1,573           434          2,007
  Nashville, TN, Doubletree Guest Suites                       235            65            300
  2 - Embassy Suite Proposed Acquisitions                    1,015           306          1,321
  5 - Sheraton Proposed Acquisitions                         4,350         1,200          5,550
                                                           -------        ------        -------
     Total consolidated hotels                             $10,644        $2,960        $13,604
                                                           =======        ======        =======



                                                                                           ACQUISITION COST        ANNUAL
                                                          ACQUISITION       ACQUISITION    IN EXCESS OF NET     AMORTIZATION
                                                             DATE              COST           BOOK VALUE       OF EXCESS COST
                                                          -----------       -----------    ----------------    --------------
Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites       February 1, 1997        $ 9,620           $ 9,199             $  230
  Austin (Airport North), TX, Embassy Suites           February 1, 1997          8,965             6,486                162
  Covina, CA, Embassy Suites                           February 1, 1997          2,229            (3,329)               (83)
  Overland Park, KS, Embassy Suites                    February 1, 1997          5,673             4,928                123
  Kansas City (Plaza), MO, Embassy Suites              February 1, 1997          8,224             7,161                179
  Raleigh, NC, Embassy Suites                          February 1, 1997          9,739             8,764                219
  San Antonio (NW I-10), TX, Embassy Suites            February 1, 1997          4,768             3,445                 86
  Secaucus, NJ, Embassy Suites                         February 1, 1997          9,001             7,103                178
  San Antonio (Airport), TX, Embassy Suites              May 16, 1997            6,500             7,085                177
                                                                               -------           -------             ------
     Total unconsolidated hotel partnerships                                   $64,719           $50,842             $1,271
                                                                               =======           =======             ======

(1) Proposed Acquisitions

(H) Pro forma real estate, personal property tax, franchise taxes, property insurance, ground lease and other expenses for the year ended December 31, 1996 represent expenses to be paid by the Partnership. Such amounts were primarily derived from historical amounts paid with respect to the Hotels. The three months ended March 31, 1997 real estate, personal property and franchise taxes, property insurance, and ground lease expenses are computed in a similar manner as the year ended December 31, 1996 pro forma adjustments.

    A schedule of property taxes and insurance derived from the historical amounts paid for the hotels acquired in 1997 and the Proposed Acquisitions follows:

                                                          PROPERTY TAXES            PROPERTY INSURANCE
                                                      -----------------------    -----------------------
                                                        3/31/97     12/31/96       3/31/97     12/31/96
                                                      ----------   ----------    ----------   ----------
                                                                         (IN THOUSANDS)
                       DESCRIPTION OF PROPERTY
                       -----------------------
Consolidated Hotels:
  Bloomington, MN, Doubletree Guest Suites            $       59   $      707    $        1   $       17
  Omaha, NE, Doubletree Guest Suites                          14          170             1           13
  Los Angeles (LAX North), Doubletree Guest Suites            44          320            20           91
  Dana Point, CA, Doubletree Guest Suites                     16           62            25           13
  Troy, MI, Doubletree Guest Suites                           91          354             5           21
  Austin, TX, Doubletree Guests                               97          466             3           13
  Baltimore (BWI), MD, Doubletree Guest Suites                38          223             2            7
  Lake Buena Vista, FL, Doubletree Guest Suites               99          399             4           16
  Raleigh, NC, Doubletree Guest Suites                        40          149             4           14
  Tampa (Rocky Point), FL, Doubletree Guest Suites            59          237            10           39
  Nashville, TN, Doubletree Guest Suites                      21           75             2            8
  Dallas Market Center, TX, Doubletree Guest Suites          139          505             5           19
  Syracuse, NY, Embassy Suites                                84          329             5           16
  Dallas (Park Central), TX Sheraton                         169          595            15           70
  Phoenix, AZ, Sheraton Crescent                             206          748             7           24
  Chicago (O'Hare), IL, Sheraton Gateway Suites              323        1,366             5           20
  Atlanta (Airport), GA, Sheraton Gateway Hotel              123          443             6           25
  Atlanta (Galleria), GA, Sheraton Suites                     96          369             4           16
                                                      ----------   ----------    ----------   ----------
     Total consolidated hotels                        $    1,718   $    7,517    $      124   $      442
                                                      ==========   ==========    ==========   ==========

Unconsolidated Partnership Hotels:
  Atlanta (Perimeter Center), GA, Embassy Suites      $       22   $      172    $        2   $       17
  Austin (Airport North), TX, Embassy Suites                  41          435             2           17
  Covina, CA, Embassy Suites                                  14         (810)            8           96
  Overland Park, KS, Embassy Suites                           34          370             1           14
  Kansas City (Plaza), MO, Embassy Suites                     35          359             3           29
  Raleigh, NC, Embassy Suites                                 17          171             1           16
  San Antonio (NW I-10), TX, Embassy Suites                   35          385             1           15
  Secaucus, NJ, Embassy Suites                                47          560             2           22
  San Antonio (Airport), TX, Embassy Suites                  116          418             5           18
                                                      ----------   ----------    ----------   ----------
     Total unconsolidated hotel partnerships          $      361   $    2,060    $       25   $      244
                                                      ==========   ==========    ==========   ==========


(I) Represents both historical and pro forma interest expense computed based on borrowings outstanding for the respective periods multiplied by the applicable fixed or variable interest rate as stated in the applicable debt instruments. The pro forma adjustment assumes additional borrowings against the Chase Line of Credit in the amount of $120.4 million were required in order to finance the 1997 Acquisition Hotel purchases and includes additional interest expense incurred prior to the acquisition date by the Company. The increase in the pro forma debt balance from December 31, 1996 to March 31, 1997 primarily relates to borrowings associated with the renovation of the Company's hotels. The variable interest rates used to calculate the pro forma adjustment to interest expense were the same as the historical rates used to calculate the outstanding borrowings on the Line of Credit for the same respective periods ended December 31, 1996 and March 31, 1997. The period end pro forma debt balances, average interest rates and pro forma interest expense for the year end December 31, 1996 and March 31, 1997 follow:

                                                                                DECEMBER 31, 1996
                                                                                 (IN THOUSANDS)
                                                                    -------------------------------------------
                                                                       DEBT           INTEREST       INTEREST
                                                                      BALANCE           RATE         EXPENSE(1)
                                                                    ------------    -----------    ------------
Line of Credit ..................................................   $    235,396        7.30%      $     16,419
Term Loan .......................................................         85,000        7.41%             1,693
Renovation loan .................................................         25,000        7.27%               852
Other debt payable ..............................................          1,550        6.75%             3,520
Capital leases ..................................................         12,875       12.50%             1,706
                                                                    ------------                   ------------
                                                                    $    359,821                   $     24,190
                                                                    ============                   ============



                                                                              MARCH 31, 1997
                                                                              (IN THOUSANDS)
                                                                      --------------------------------
                                                                        DEBT      INTEREST    INTEREST
                                                                       BALANCE      RATE      EXPENSE(1)
                                                                      ----------  --------    --------
Line of Credit  . . . . . . . . . . . . . . . . . . . . . . . . .     $  253,588      7.30%   $  4,507
Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . .         85,000      7.97%      1,693
Renovation loan . . . . . . . . . . . . . . . . . . . . . . . . .         25,000      6.24%        390
Other debt payable  . . . . . . . . . . . . . . . . . . . . . . .            650      6.00%        320
Capital leases  . . . . . . . . . . . . . . . . . . . . . . . . .         12,577     12.50%        387
                                                                      ----------              --------
                                                                      $  376,815              $  7,297
                                                                      ==========              ========

(1) Pro forma interest expense represents interest expense applicable to the pro forma weighted average borrowings outstanding during the periods presented which at times exceeds the pro forma borrowings outstanding at the end of the periods.



(J) Calculated as approximately 7.60% and 8.25% of income before minority interest for pro forma results of operations for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively.

(K) Represents historical and pro forma minority interest expense related to 3 hotels in which Doubletree has a 10% limited partnership interest.
    Minority interest is calculated as 10% of net income computed using the rent provisions of the Percentage Leases to the historical suite revenues; historical taxes, insurance and other; historical depreciation expense; and historical interest expenses. This computation is as follows:


                                                                 THREE MONTHS ENDED           YEAR ENDED
                                                                   MARCH 31, 1997          DECEMBER 31, 1996
                                                                   --------------          -----------------
Statement of operations information:
   Percentage lease revenue . . . . . . . . . . . . . . . .            $ 2,017                  $ 9,087
   Depreciation . . . . . . . . . . . . . . . . . . . . . .                671                    3,521
   Taxes, insurance and other . . . . . . . . . . . . . . .                251                    1,123
   Interest expense . . . . . . . . . . . . . . . . . . . .                217                    2,081
                                                                       -------                  -------
   Net income (loss) before minority interest . . . . . . .            $   878                  $ 2,362
                                                                       =======                  =======

   Minority interest expense - 10% of Net income  . . . . .            $    88                  $   236
                                                                       =======                  =======

(L) The 1996 pro forma adjustment to preferred dividends assumes the Series A Preferred Stock was issued on January 1, 1996. The adjustment reflects the additional dividends that would have been paid in 1996 and prior to May 6, 1996, the actual date of issuance.

(M) Pro forma income applicable to common shareholders excludes the extraordinary charge from write off of deferred financing fees in the amount of approximately $2,354,000 from the "Historical Company" for the year ended December 31, 1996.

                           FELCOR SUITE HOTELS, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997
                       (UNAUDITED, AMOUNTS IN THOUSANDS)

    The following unaudited Pro Forma Consolidated Balance Sheet of FelCor Suite Hotels, Inc. (the "Company") is presented as if the acquisition of the hotels acquired subsequent to March 31, 1997 or proposed to be acquired ("Proposed Acquisitions"), and the consummation of the proposed June 1997 equity offering and related transactions had occurred on March 31, 1997. Such pro forma information is based in part upon the consolidated balance sheet of the Company. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

    The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming such transactions had been completed as of March 31, 1997, nor does it purport to represent the future financial position of the Company.

                                                                                     PRO FORMA
                                                                    HISTORICAL      ADJUSTMENTS         PRO FORMA
                                                                   ------------     -----------        -----------
                                                      ASSETS

Investment in hotels  . . . . . . . . . . . . . . . . . . . . .      $1,061,340     $329,800 (A)        $1,391,140
Investment in unconsolidated partnerships . . . . . . . . . . .         118,320        6,500 (B)           124,820
Cash and cash equivalents . . . . . . . . . . . . . . . . . . .          10,957       (1,625)(C)             9,332
Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,616                              1,616
Due from Lessee . . . . . . . . . . . . . . . . . . . . . . . .          15,630                             15,630
Deferred expenses . . . . . . . . . . . . . . . . . . . . . . .           3,702                              3,702
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . .             793                                793
                                                                     ----------     --------            ----------

         Total assets . . . . . . . . . . . . . . . . . . . . .      $1,212,358     $334,675            $1,547,033
                                                                     ==========     ========            ==========

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Distributions payable . . . . . . . . . . . . . . . . . . . . .      $   17,610                         $   17,610
Accrued expenses and other liabilities  . . . . . . . . . . . .           4,740                              4,740
Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         353,650     $ 10,588 (D)           364,238
Capital lease obligations . . . . . . . . . . . . . . . . . . .          12,577                             12,577
Minority interest in Operating Partnership  . . . . . . . . . .          62,661       11,878 (E)            74,539
Minority interest in other partnerships . . . . . . . . . . . .           8,043                              8,043
                                                                     ----------     --------            ----------

         Total liabilities  . . . . . . . . . . . . . . . . . .         459,281       22,466               481,747
                                                                     ----------     --------            ----------
Shareholders' Equity:
Preferred stock . . . . . . . . . . . . . . . . . . . . . . . .         151,250                            151,250
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . .             266           90 (F)               356
Additional paid in capital  . . . . . . . . . . . . . . . . . .         620,465      312,119 (G)           932,584
Unearned officers' and directors' compensation  . . . . . . . .          (2,448)                            (2,448)
Distributions in excess of earnings . . . . . . . . . . . . . .         (16,456)                           (16,456)
                                                                     ----------     --------            ----------

         Total shareholders' equity . . . . . . . . . . . . . .         753,077      312,209             1,065,286
                                                                     ----------     --------            ----------

         Total liabilities and shareholders' equity . . . . . .      $1,212,358     $334,675            $1,547,033
                                                                     ==========     ========            ==========

                           FELCOR SUITE HOTELS, INC.

NOTES TO PRO FORMA BALANCE SHEET

(A) Increase represents the following probable hotel purchase transactions:

Five Sheraton hotels                                       $200,000
Four Doubletree Guest Suites hotels                          83,100
Two Embassy Suites hotels                                    46,700
                                                           --------
                                                           $329,800
                                                           ========

(B) Increase represents the unconsolidated 50% hotel partnership interest in the San Antonio (Airport) Embassy Suites hotel purchased for $6.5 million on May 16, 1997.

(C) Decrease represents cash portion of purchase price of San Antonio (Airport) Embassy Suites Hotel.

(D) Increase represents borrowing under the Company's line of credit for the Proposed Acquisitions.

(E) Increase represents $4.9 million in Partnership Units issued for acquisition of 50% partnership interest in the San Antonio (Airport) Embassy Suites hotel and the adjustment necessary to reflect a pro forma 7.5% minority interest in the Operating Partnership at March 31, 1997.

(F) Increase reflects the par value of common stock in the proposed equity offering.

(G) Net increase reflects the proceeds from the proposed offering less the par value of the common stock issued and estimated offering expenses less an allocation to minority interest as follows (in thousands):

Gross proceeds from proposed offering(1). . . . . . . . . . .  $336,375
     (9 million shares at $37.375 per share)
Estimated offering expenses including underwriters' discount.   (17,163)
Par value of common stock . . . . . . . . . . . . . . . . . .       (90)
Allocation to minority interest . . . . . . . . . . . . . . .    (7,003)
                                                               --------
Net change in additional paid in capital  . . . . . . . . . .  $312,119
                                                               ========

(1) The proposed offering also includes an offering of 1.2 million shares of common stock to repurchase 1.2 million shares of common stock from Promus at the same price.

                            DJONT OPERATIONS, L.L.C.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE THREE MONTHS ENDED MARCH 31, 1997
          (UNAUDITED, AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

    The following unaudited Pro Forma Consolidated Statements of Operations of DJONT Operations, L.L.C. (the "Lessee") are presented as if the acquisitions of all hotels owned by FelCor Suite Hotels, Inc. (the "Company") at December 31, 1996 and those hotels acquired or expected to be acquired in 1997 and related transactions had occurred as of January 1, 1996 and the Hotels had all been leased to the Lessee pursuant to Percentage Leases. Such pro forma information is based in part upon the Pro Forma Consolidated Statements of Operations of the Company, and the historical Statements of Operations of the Proposed Acquisitions. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

    The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Lessee would have been assuming such transactions had been completed on January 1, 1996, nor does it purport to represent the results of operations for future periods.

                                                                         YEAR ENDED DECEMBER 31, 1996
                                                                         ----------------------------
                                                             1996 ACQUISITIONS  1997 ACQUISITIONS
                                                HISTORICAL     AND PREFERRED         AND EQUITY      PRO FORMA
                                                 COMPANY     STOCK OFFERING (A)    OFFERINGS (B)    ADJUSTMENTS      TOTAL
                                                ----------   ------------------  ---------------    -----------    ----------
Revenues:
    Suite revenue ...........................   $  234,451       $   46,393         $  188,243                     $  469,087
    Food and beverage revenue ...............       15,119            8,194             35,569                         58,882
    Food and beverage rent ..................        2,334              408                538                          3,280
    Other revenue ...........................       17,340            2,802             12,652      $     (316)(c)     32,478
                                                ----------       ----------         ----------      ----------     ----------
         Total revenues .....................      269,244           57,797            237,002            (316)       563,727
                                                ----------       ----------         ----------      ----------     ----------

Expenses:
    Property operating costs and expenses ...       66,236           12,417             53,616                        132,269
    Other operating expenses ................       81,045           20,182             84,206                        185,433
    Management and franchise fees ...........       11,770            5,491             10,754          (3,604)(D)     24,411
    Taxes, insurance and other ..............        5,912             (862)            17,663         (12,690)(E)     10,023
    Interest expense ........................                                           30,779         (30,779)(F)
    Depreciation and amortization ...........                                           32,969         (32,969)(G)
    Percentage lease payments ...............      107,935           20,248                             88,220 (H)    216,403
    Lessee overhead expenses ................        1,776             (236)                                            1,540
                                                ----------       ----------         ----------      ----------     ----------

Income before minority interest .............       (5,430)             557              7,015          (8,494)        (6,352)

    Minority interest .......................                                                              (92)(I)        (92)
                                                ----------       ----------         ----------      ----------     ----------

Net loss ....................................   $   (5,430)      $      557         $    7,015      $    8,402     $   (6,260)
                                                ==========       ==========         ==========      ==========     ==========

                            DJONT OPERATIONS, L.L.C.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS  OF OPERATIONS

                                                                  THREE MONTHS ENDED MARCH 31, 1997
                                                                  ---------------------------------
                                                                          1997
                                                     HISTORICAL      ACQUISITIONS AND       PRO FORMA
                                                      COMPANY        EQUITY OFFERING(B)     ADJUSTMENTS           TOTAL
                                                     ----------      ------------------     -----------         ----------
Revenues:
     Suite revenue ............................      $   93,153          $   35,169                             $  128,322
     Food and beverage revenue ................           4,028               8,881                                 12,909
     Food and beverage rent ...................             965                  51                                  1,016
     Other revenue ............................           7,069               2,631         $      (73)(C)           9,627
                                                     ----------          ----------         ----------          ----------
       Total revenues .........................         105,215              46,732                (73)            151,874
                                                     ----------          ----------         ----------          ----------

Expenses:
     Property operating costs and expenses ....          25,182              10,105                                 35,287
     Other operating costs ....................          26,911              17,792                                 44,703
     Management and franchise fees ............           4,987               2,728             (1,196)(D)           6,519
     Taxes, insurance and other ...............           1,588               3,563             (2,554)(E)           2,597
     Interest expense .........................                               4,357             (4,357)(F)
     Depreciation and amortization ............                               5,616             (5,616)(G)
     Percentage lease expenses ................          44,615                                 16,850 (H)          61,465
     Lessee overhead expenses .................             518                                                        518
                                                     ----------          ----------         ----------          ----------

Income before minority interest ...............           1,414               2,571             (3,200)                785


     Minority interest ........................             300                                   (213)(I)              87
                                                     ----------          ----------         ----------          ----------

Net income ....................................      $    1,114          $    2,571         $   (2,987)         $      698
                                                     ==========          ==========         ==========          ==========

                            DJONT OPERATIONS, L.L.C.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents the historical results of operations and pro forma adjustments, for the period prior to the acquisition by the Company, of the hotels acquired by the Company in 1996. Those hotels acquired in 1996 and dates of acquisition are as follows:

Anaheim, California, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . .  January 3, 1996
Baton Rouge, Louisiana, Embassy Suites  . . . . . . . . . . . . . . . . . . . . .  January 3, 1996
Birmingham, Alabama, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . .  January 3, 1996
Deerfield Beach, Florida, Embassy Suites  . . . . . . . . . . . . . . . . . . . .  January 3, 1996
Ft. Lauderdale, Florida, Embassy Suites   . . . . . . . . . . . . . . . . . . . .  January 3, 1996
Miami (Airport), Florida, Embassy Suites  . . . . . . . . . . . . . . . . . . . .  January 3, 1996
Milpitas, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . .  January 3, 1996
Phoenix (Camelback), Arizona, Embassy Suites  . . . . . . . . . . . . . . . . . .  January 3, 1996
South San Francisco, California, Embassy Suites . . . . . . . . . . . . . . . . .  January 3, 1996
Lexington, Kentucky, Hilton . . . . . . . . . . . . . . . . . . . . . . . . . . .  January 10, 1996
Piscataway, New Jersey, Embassy Suites  . . . . . . . . . . . . . . . . . . . . .  January 10, 1996
Beaver Creek (Avon-Vail), Colorado, Embassy Suites  . . . . . . . . . . . . . . .  February 20, 1996
Boca Raton, Florida, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . .  February 28, 1996
LAX (El Segundo), California, Embassy Suites  . . . . . . . . . . . . . . . . . .  March 27, 1996
Mandalay, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . .  May 8, 1996
Napa, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . .  May 8, 1996
Deerfield, Illinois, Embassy Suites   . . . . . . . . . . . . . . . . . . . . . .  June 20, 1996
San Rafael (Marin County), California, Embassy Suites . . . . . . . . . . . . . .  July 18, 1996
Parsippany, New Jersey, Embassy Suites  . . . . . . . . . . . . . . . . . . . . .  August 1, 1996
Charlotte, North Carolina, Embassy Suites . . . . . . . . . . . . . . . . . . . .  August 1, 1996
Indianapolis, Indiana, Embassy Suites . . . . . . . . . . . . . . . . . . . . . .  August 1, 1996
Atlanta-Buckhead, Georgia, Embassy Suites . . . . . . . . . . . . . . . . . . . .  October 17, 1996
Kingston (Myrtle Beach), South Carolina, Embassy Suites . . . . . . . . . . . . .  December 5, 1996

(B) Represents the historical results of operations for the period prior to the acquisition by the Company, for those hotels acquired by the Company in 1997 and the Proposed Acquisitions. Those hotels acquired during 1997 and date acquired and the Proposed Acquisitions are as follows:

Omaha, Nebraska, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
Bloomington, Minnesota, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
Los Angeles (LAX Airport North), California, Embassy Suites . . . . . . . . . . . . . February 18, 1997
Dana Point, California, Hilton Inn  . . . . . . . . . . . . . . . . . . . . . . . . . February 21, 1997
Troy, Michigan, Doubletree Guest Suites . . . . . . . . . . . . . . . . . . . . . . . March 20, 1997
Austin, Texas, Doubletree Guest Suites  . . . . . . . . . . . . . . . . . . . . . . . March 20, 1997
Baltimore (Washington International Airport), Maryland, Doubletree Guest Suites . . . March 20, 1997
Atlanta (Perimeter Center), Georgia, Embassy Suites . . . . . . . . . . . . . . . . . February 1, 1997
Kansas City (Country Club Plaza), Missouri, Embassy Suites  . . . . . . . . . . . . . February 1, 1997
Overland Park, Kansas, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
Raleigh, North Carolina, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
San Antonio (I-10), Texas, Embassy Suites . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
Austin (Downtown), Texas, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
Covina, California, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
Secaucus, New Jersey, Embassy Suites  . . . . . . . . . . . . . . . . . . . . . . . . February 1, 1997
San Antonio (Airport), Texas, Embassy Suites  . . . . . . . . . . . . . . . . . . . . May 16, 1997

PROPOSED ACQUISITIONS:

Atlanta (Gateway), Georgia
Atlanta (Galleria), Georgia
Chicago (O'Hare), Illinois
Dallas (Park Central), Texas
Phoenix (Crescent), Arizona
Lake Buena Vista (Disney World, Florida
Raleigh/Durham, North Carolina
Tampa (Rocky Point), Florida
Nashville (Airport), Tennessee
Dallas (Market Center), Texas
Syracuse, New York

(C) Reflects the elimination of historical interest income earned on excess cash.

(D) Represents the elimination of historical management and franchise fees, and the addition of management and franchise fees to be incurred under the new management agreements for the 1997 Acquisitions. The management fees were calculated based on the terms of the management agreements. Also included in the pro forma adjustment are computations for the incentive management fee which varies according to the management agreement.

(E) Reflects the elimination of historical real estate and personal property taxes and property insurance which is to be paid by the Partnership for the 1997 Acquisitions.

(F) Reflects the elimination of historical interest expense for the 1997 Acquisitions. Any future interest expense related to debt will be paid by the Partnership.

(G) Reflects the elimination of historical depreciation and amortization for the 1997 Acquisitions.

(H) Represents lease expenses calculated on a pro forma basis by applying the contractual or anticipated rent provisions of the Percentage Leases to the historical suite revenues, pro forma restaurant rent and historical food and beverage revenues of the Hotels.

(I) Represents minority interest from preferred equity positions in subsidiaries of DJONT.

                              INDEX TO EXHIBITS

Exhibit
Number           Description of Exhibit
------           ----------------------
1                Underwriting Agreement dated January 28, 1997, between the
                 Company and the Underwriters named therein.

23.1             Consent of Coopers & Lybrand, L.L.P.

23.2             Consent of Arthur Andersen LLP

23.3             Consent of Ernst & Young LLP

23.4             Consent of Deloitte & Touche LLP